Exhibit 99.(h)(19)

WISDOMTREE RULES-BASED METHODOLOGY

Last Updated September 2022

The 2022 reconstitution schedule is set as noted below:

•	The screening date for the Global (including Emerging Markets), ex-State-Owned Enterprises and Developed International Equity Indexes will be September 30, 2022

o	The Emerging Market and Global Weighting Dates will be October 11, 2022 and the Emerging Market and Global Reconstitution Dates will be October 20, 2022.

o	The International Weighting Date will be October 25, 2022 and the International Reconstitution Date will be November 2, 2022.

•	The screening date for the U.S. Dividend and Core Equity Indexes will be November 30, 2022

o	The U.S. Weighting Date will be December 5, 2022 and the U.S. Reconstitution Date will be December 13, 2022.

U.S. DIVIDEND INDEXES	4-14

WisdomTree U.S. Dividend Index WisdomTree U.S. LargeCap Dividend Index WisdomTree U.S. MidCap Dividend Index WisdomTree U.S. SmallCap Dividend Index WisdomTree U.S. High Dividend Index
WisdomTree U.S. Dividend ex-Financials Index WisdomTree U.S. Quality Dividend Growth Index WisdomTree U.S. SmallCap Quality Dividend Growth Index

CORE EQUITY INDEXES	15-22

WisdomTree U.S. Total Market Index WisdomTree U.S. LargeCap Index WisdomTree U.S. MidCap Index WisdomTree U.S. SmallCap Index

U.S. MULTIFACTOR INDEX	23-28

WisdomTree U.S. Multifactor Index

INTERNATIONAL DIVIDEND INDEXES	29-51

WisdomTree International Equity Index
WisdomTree Dynamic Currency Hedged International Equity Index WisdomTree International High Dividend Index
WisdomTree International Hedged High Dividend Index WisdomTree International LargeCap Dividend Index WisdomTree International MidCap Dividend Index WisdomTree International SmallCap Dividend Index
WisdomTree Dynamic Currency Hedged International SmallCap Equity Index WisdomTree International Dividend ex-Financials Index
WisdomTree International Quality Dividend Growth Index WisdomTree International Hedged Quality Dividend Growth Index
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index WisdomTree Europe Equity Index
WisdomTree Europe Hedged Equity Index
WisdomTree Europe SmallCap Equity Index
WisdomTree Europe Hedged SmallCap Equity Index
WisdomTree Europe SmallCap Dividend Index
WisdomTree Europe Quality Dividend Growth Index
WisdomTree Germany Equity Index
WisdomTree Germany Hedged Equity Index WisdomTree Japan Dividend Index WisdomTree Japan Hedged Equity Index WisdomTree Japan SmallCap Dividend Index WisdomTree Japan SmallCap Equity Index
WisdomTree Japan Hedged SmallCap Equity Index

EMERGING MARKETS DIVIDEND INDEXES	52-61

WisdomTree Emerging Markets Dividend Index WisdomTree Emerging Markets High Dividend Index WisdomTree Emerging Markets SmallCap Dividend Index

EX-STATE-OWNED ENTERPRISES INDEXES	62-72

WisdomTree Emerging Markets ex-State-Owned Enterprises Index WisdomTree China ex-State-Owned Enterprises Index WisdomTree Emerging Markets ex China Index
WisdomTree India ex-State-Owned Enterprises Index

INDIA INDEX	73-78

WisdomTree India Earnings Index

GLOBAL DIVIDEND INDEX	79-90

WisdomTree Global Dividend Index WisdomTree Global High Dividend Index
WisdomTree Global Hedged High Dividend Index WisdomTree Global ex-US Real Estate Index

GLOBAL EX–US QUALITY INDEX	91-98

Global ex–US Quality Dividend Growth Index

GROWTH LEADERS INDEX	98-105

WisdomTree Growth Leaders Index

CYBERSECURITY INDEX	106-112

WisdomTree Team8 Cybersecurity Index

BIOREVOLUTION INDEX	113-118

WisdomTree BioRevolution Index

ARTIFICIAL INTELLIGENCE & INNOVATION INDEX	119-125

WisdomTree Artificial Intelligence & Innovation Index

BATTERY VALUE CHAIN AND INNOVATION INDEX	126-132

WisdomTree Battery Value Chain and Innovation Index

METHODOLOGY GUIDE FOR U.S. DIVIDEND INDEXES

1.	Overview and Description

WisdomTree U.S. Dividend Index (“DI”), WisdomTree U.S. SmallCap Dividend Index (“SmallCap Dividend Index”), WisdomTree U.S. MidCap Dividend Index (“MidCap Dividend Index”), WisdomTree U.S. LargeCap Dividend Index (“LargeCap Dividend Index”), WisdomTree U.S. Dividend ex-Financials Index (“Dividend ex-Financials Index”), WisdomTree U.S. High Dividend Index (“High Dividend Index”), WisdomTree

U.S. Quality Dividend Growth Index (“Quality Dividend Growth Index”) and WisdomTree U.S. SmallCap Quality Dividend Growth Index (“SmallCap Quality Dividend Growth Index”) (together, the “Domestic Dividend Indexes”) were developed by WisdomTree Investments, Inc. (“WTI”) to define the dividend-paying segments of the

U.S. stock market and to serve as performance benchmarks for equity income investors.

•	The DI measures the performance of investable U.S.-based companies that pay regular cash dividends on shares of common stock. All of the other Domestic Dividend Indexes, defined below, are derived from the DI.

•	The LargeCap Dividend Index is comprised of dividend-paying companies from the large-capitalization segment of the DI.

•	The MidCap Dividend Index is comprised of dividend-paying companies from the mid-capitalization segment of the DI.

•	The SmallCap Dividend Index is comprised of dividend-paying companies from the small-capitalization segment of the DI.

•	The High Dividend Index is comprised of the high-yielding companies within the DI.

•	The Dividend ex-Financials Index is comprised of the 10 highest dividend- yielding companies in each sector, selected from three hundred largest companies by market value in the WisdomTree U.S. Dividend Index outside financials.

•	The Quality Dividend Growth Index is comprised of dividend-paying stocks with growth characteristics.

•	The SmallCap Quality Dividend Growth Index is comprised of dividend-paying companies from the small-capitalization segment of the DI with growth characteristics.

Each Index is reconstituted annually, at which time each component’s weight is adjusted to reflect its dividend-weighting in the Index. Dividend weighting is defined as each component’s projected cash dividends to be paid over the coming year divided by the sum of the projected cash dividends to be paid by all the components in the Index over the same period. This quotient is the percentage weight assigned to each component in the Index at the annual reconstitution. (The one exception to this weighting methodology is the Dividend ex-Financials Index, which is weighted by indicated dividend yield). Projected cash dividends to be paid is calculated by multiplying a company’s indicated annual dividend per share by common shares outstanding. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the Domestic Dividend Indexes, a company must list its shares on a U.S. stock exchange, be incorporated and headquartered in the United States and pay regular cash dividends on shares of its common stock in the 12 months preceding the annual reconstitution, which takes place in December. Companies need to have a market capitalization of at least $100 million by the “Screening Date” (after the close of trading on the last trading day in November) and shares of such companies need to have had a median daily dollar volume of at least $100,000 for three months preceding the Screening Date.

Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs), and companies that are not incorporated and headquartered in the United States (“United States” is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.1 The publicly traded security for WisdomTree Investments, Inc., ticker WETF, is not eligible for inclusion in any of WisdomTree’s equity indexes.

Companies that fall within the bottom decile of a composite risk factor score, which is composed of on equally weighted score of the below two factors, are not eligible for inclusion.

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1 Beginning with the December 2006 reconstitution, Mortgage REITs will no longer be eligible for inclusion in the WisdomTree Domestic and International Dividend Indexes.

1)	Quality Factor – determined by static observations and trends of return on equity (ROE), return on assets (ROA), gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

2)	Momentum Factor – determined by stocks’ risk adjusted total returns over historical periods (6 and 12 months)

Companies that fall within the top 5% ranked by dividend yield and also the bottom ½ of the composite risk factor score are not eligible for inclusion.

The score for each factor is used to calculate an overall factor score, i.e. composite risk score, that is used to eliminate potentially higher risk companies that would have otherwise been eligible for inclusion.

2.2.	Base Date and Base Value

Indexes covering entire regions were established with a base value of 300 on May 31, 2006. Market-cap segment and high dividend indexes were established with a base value of 200 on May 31, 2006. The WisdomTree U.S. Dividend ex-Financials Index was established with a base value of 200 on April 30, 2009.

The WisdomTree U.S. Quality Dividend Growth Index and WisdomTree U.S. SmallCap Quality Dividend Growth Index were established with a base value of 200 on April 11, 2013.

2.3.	Calculation and Dissemination

The following formula is used to calculate the index levels for the Domestic Dividend Indexes:

Si{SiPi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

D = Divisor

The Domestic Dividend Indexes are calculated whenever the US exchanges are open for trading.

If trading is suspended while one of the exchanges is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is updated on a real time basis, while the total return Index is calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds to the Securities Industry Automation Corporation (SIAC) so that such Index Values can print to the Consolidated Tape.

2.4	Weighting

The Domestic Dividend Indexes are modified capitalization-weighted Indexes that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is equal to the dollar value of the company’s cash dividends to be paid in the coming year based on the company’s indicated annual dividend per share. To calculate the weighting factor – Cash Dividends to be paid – indicated annual dividend per share is multiplied by common shares outstanding.2 Thus, each component’s weight in the Index at the “U.S. Weighting Date” (defined below) reflects its share of the total Dividend Stream projected to be paid in the coming year by all of the component companies in the Index. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%.

For the size segment dividend indexes (total, large, mid and small caps) and high dividend cuts of the market, companies that fall within the top two deciles of the composite risk factor will have their dividend stream multiplied by 1.5 while all other dividends will remain unadjusted.

Companies will be weighted in the index based on this adjusted dividend stream.

The U.S. Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “U.S. Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

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2 Special Dividends are not included in the computation of Index weights.

In the case of the Dividend ex-Financials Index, components are selected based upon indicated dividend yield at the time of the Screening Date. Components in the Dividend ex-Financials Index are weighted by indicated annual dividend yield at the time of the U.S. Weighting Date (i.e., a component company’s weight in the Index is equal to its indicated annual dividend yield divided by the sum of all the indicated annual dividend yields for all the component companies in the Index). In the event a company initially chosen for the Dividend ex-Financials Index reduces its dividend in the interval between the Screening Date and the U.S. Weighting Date so that such company’s dividend yield no longer ranks it in the top 10 yielding stocks for each sector, then the next highest yielding company in the sector is used in its place. If this occurs with more than one company (i.e. a lowering of the dividend yield resulting only from a reduction in the declared dividend), this process is reiterated until a final set of 10 companies per sector are selected. Companies that raise their dividends in the above mentioned interval but that did not make the initial selection screen on the Screening Date are not eligible for the Dividend ex-Financials, even if they would have qualified had the selection screen been run on the U.S. Weighting Date.

Should any company achieve a weighting equal to or greater than 24.0% of the Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and the weights of all other components in the Index will be rebalanced proportionally. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced proportionally to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied in this order:

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 10%.

In the case of the WisdomTree U.S. Dividend Index the following caps apply:

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 5%.

In the case of the WisdomTree U.S. High Dividend Index the following caps apply in this order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance prior to the introduction of sector caps and the weights of all other components will be adjusted proportionally.

•	Should any sector achieve a weight equal to or greater than 25% of the Index, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 5%.

In the case of the WisdomTree U.S. Quality Dividend Growth Index, the following capping rules are applied in this order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance prior to the introduction of sector caps and the weights of all other components will be adjusted proportionally.

•	Should the technology sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

•	Real Estate sector will be capped at 10%.

•	All other sectors will be capped at 20%.

In the case of the WisdomTree U.S. SmallCap Quality Dividend Growth Index the following caps apply in this order:

•	The maximum weight of any individual security is capped at 2% on the annual rebalance prior to the introduction of sector caps and the weights of all other components will be adjusted proportionally.

•	Should any sector achieve a weight equal to or greater than 25% of the Index, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 10%.

The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the GICS sector classifications.

The following liquidity adjustment factors will be applied to all the Indexes after top holding, country and sector caps have been applied:

A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the holding, sector and country weights above the specified caps.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. Special dividends are reinvested and accounted for in the total return Index.

2.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, each class of share will be included in any broad-based Index, provided that dividends are paid on that share of stock. In the event such a component company qualified for inclusion in the “High Dividend” or Dividend ex-Financials select cuts from these broad-based Indexes, only the share class of that company with the highest dividend yield would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index. For all Mid and Small cap cuts, if a security has multiple listed share classes and the total market capitalization of the listed share classes is greater than largest market capitalization cutoff of that index, the security would not be eligible for that index. At least one share class will be eligible for inclusion in either large, mid or small size cut based on total market value of the company.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spin-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Domestic Dividend Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Domestic Dividend Indexes. Other corporate actions, such as special dividends, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate action. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Domestic Dividend Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first trading day following the “U.S. Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates. No additions are made to any of the Domestic Dividend Indexes between annual reconstitutions.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.3 A component company that re-incorporates or relocates its headquarters outside of the U.S. is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification. Component companies that reclassify outside of the financial sector are deleted from the Dividend ex-Financials Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index.

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3 Companies being acquired will be deleted from the WisdomTree Indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into Domestic Dividend Indexes until the next annual reconstitution, provided it meets all other Index inclusion requirements. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay a regular cash dividend and that meet all other inclusion requirements must wait until the next annual reconstitution to be included in the Domestic Dividend Indexes.

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate or relocate headquarters outside of a defined domicile or that cancel their dividends in the intervening weeks between the Screening Date and the U.S. reconstitution date are not included in the Domestic Dividend Indexes, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters for the Domestic Dividend Indexes

5.1.	Selection parameters for the WisdomTree U.S. Dividend Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Date are included in the DI. The component companies are assigned weights in the Index as defined in section 2.4. and annual reconstitution of the Index takes effect as defined in section 3.1.

5.2.	The WisdomTree U.S. LargeCap Dividend Index is created by selecting the 300 largest component companies of the DI by market capitalization. The component companies are assigned weights in the Index as defined in section 2.4, and annual reconstitution of the Index takes effect as defined in section 3.1.

5.3.	The WisdomTree U.S. MidCap Dividend Index is created based on a defined percentage of the remaining market capitalization of the DI, once the 300 largest companies by market capitalization have been removed. The companies that comprise the top 75% of the remaining market capitalization are selected for inclusion in the MidCap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

5.4.	The WisdomTree U.S. SmallCap Dividend Index is created based on a defined percentage of the remaining market capitalization of the DI, once the 300 largest companies by market capitalization have been removed. The companies that comprise the bottom 25% of the remaining market capitalization are selected for inclusion in the SmallCap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

5.5.	The WisdomTree U.S. High Dividend Index is comprised of the highest- yielding companies within the DI. On the Screening Date, companies within the DI with market capitalizations of at least $200 million and median daily dollar volumes of at least $200,000 for the prior three months are eligible for inclusion. Component companies are then ranked by indicated annual dividend yield. Companies that rank in the top 30% by indicated annual dividend yield are selected for inclusion. To be deleted from the Index, companies must rank outside of the top 35% by dividend yield. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

5.6.	The WisdomTree U.S. Dividend ex-Financials Index is comprised of the 10 highest dividend-yielding companies in each sector, selected from three hundred largest companies by market value in the WisdomTree U.S. Dividend Index outside financials. The Dividend ex-Financials Index is the only one of the Domestic Dividend Indexes that is not weighted by the dollar value of cash dividends to be paid. A component company’s weight in the Dividend ex-Financials Index is determined by dividing its indicated annual dividend yield by the sum of all the indicated annual dividend yields for all the component companies in the Index. Annual reconstitution of the Index takes effect as defined in section 3.1.

5.7.	The WisdomTree U.S. Quality Dividend Growth Index is created as a subset of the DI. On the Screening Date, companies within the DI with market capitalizations of at least $2 billion and an earnings yield greater than the dividend yield are eligible for inclusion. Eligible companies are ranked using a weighted combination of three factors: 50% weighted to the rank of medium-term estimated earnings growth, 25% weighted to the rank of the historical three-year average return on equity, and 25% weighted to the rank of the historical three-year average return on assets. Companies with negative equity and therefore undefined return on equity will be given a median score as long as they’ve shown dividend growth over the past 5 years. Companies that rank in the top 300 companies by this combined ranking will be selected for inclusion. Companies that lack medium-term earnings growth estimates will be eligible for the Index but their composite rank for ultimate selection in the index will be the average ranks of their Return on Equity (ROE) and Return on Assets (ROA). Eligible companies for the WisdomTree U.S. Quality Dividend Growth Index must not be a member of the WisdomTree U.S. SmallCap Dividend Index.

5.8.	The WisdomTree U.S. SmallCap Quality Dividend Growth Index is created as a subset of the WisdomTree U.S. SmallCap Dividend Index (WTSDI). On the Screening Date, companies with earnings yield greater than the dividend yield are eligible for inclusion. These companies are ranked using a weighted combination of three ranking factors: 50% weighted to the rank of medium-term estimated earnings growth, 25% weighted to the rank of the historical three-year average return on equity, and 25% weighted to rank of the historical three-year average return on assets. Companies with negative equity and therefore undefined return on equity will be given a median score as long as they’ve shown dividend growth over the past 5 years. Companies that rank in the top 50% by this combined ranking will be selected for inclusion. Companies that lack medium-term earnings growth estimates will be eligible for the Index but their composite rank for ultimate selection in the index will be the average ranks of their Return on Equity (ROE) and Return on Assets (ROA).

METHODOLOGY GUIDE FOR CORE EQUITY METHODOLOGY

1.	Overview and Description

WisdomTree U.S. Total Market Index (“TI”), WisdomTree U.S. LargeCap Index (“LargeCap Index”), WisdomTree U.S. MidCap Index (“MidCap Index”) and WisdomTree U.S. SmallCap Index (“SmallCap Index”), were developed by WisdomTree Investments, Inc. (“WTI”) to define the universe of profitable companies in the U.S. stock market.

•	The TI measures the performance of investable U.S.-based companies that have generated positive cumulative earnings in the prior four fiscal quarters to the Index measurement date.

•	The LargeCap Index is comprised of companies with positive earnings from the large-capitalization segment of the TI.

•	The MidCap Index is comprised of companies with positive earnings from the mid-capitalization segment of the TI.

•	The SmallCap Index is comprised of companies with positive earnings from the small-capitalization segment of the TI.

Each Index is reconstituted annually, at which time each component’s weight is adjusted to reflect its share of the Earnings Stream during the prior four fiscal quarters. The Earnings Stream is defined as cumulative earnings over the prior four fiscal quarters for each component in the Index. The percentage weight assigned to each component in the Index at the annual reconstitution is calculated by dividing the cumulative earnings each component company has generated in its last four reported fiscal quarters by the sum of all the earnings generated by all the component companies in the Index over the same period. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

2.	Index Governance

2.1.	The WisdomTree Core Equity Indexes are overseen by the WisdomTree Core Equity Index Committee (the “Committee”), a standing index committee of WisdomTree Investments, Inc. (“WisdomTree”), ticker WETF. The Committee will be composed of not less than 3 members. The Committee is responsible for making broad decisions with respect to the implementation, ongoing management, operation and administration of the Index. The primary function of the Committee is to make sure the Index rules are implemented correctly and comprehensively, provided that the published Index composition shall be as determined by the Committee.

The Committee meetings will generally be held on an annual basis or such frequency in relation to the reconstitution and/or rebalance frequency of the Index, and may be held more frequently as circumstances require.

The composition of the Committee may from time to time be changed to reflect changes in market conditions.

3.	Key Features

3.1.	Membership Criteria

To be eligible for inclusion in the Domestic Earnings Indexes, a company must be under coverage by the market management team of the third party independent index calculation agent, must list its shares on a U.S. stock exchange, be incorporated and headquartered in the United States and have positive cumulative earnings over the four fiscal quarters preceding the annual reconstitution, which takes place in December. Companies need to have a market capitalization of at least $100 million by the “Screening Date” (after the close of trading on the last trading day in November); shares of such companies need to have had a median daily dollar volume of at least $200,000 for each of the six months preceding the Screening Date; and component companies need to have had a P/E ratio of at least 2 as of the Screening Date.

Common stocks, REITs, tracking stocks and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs), mortgage REITs and companies that are not incorporated and headquartered in the United States (“United States” is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The publicly traded security for WisdomTree Investments, Inc., ticker WETF, is not eligible for inclusion in any of WisdomTree’s equity indexes. Companies that fall within the bottom decile of a composite risk factor score, which is composed of on equally weighted score of the below two factors, are not eligible for inclusion.

1)	Quality Factor – determined by static observations and trends of return on equity (ROE), return on assets (ROA), gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

2)	Momentum Factor – determined by stocks’ risk adjusted total returns over historical periods (6 and 12 months)

The score for each factor is used to calculate an overall factor score, i.e. composite risk score, that is used to eliminate potentially higher risk companies that would have otherwise been eligible for inclusion.

3.2	Base Date and Base Value

The WisdomTree U.S. Total Market Index, the WisdomTree U.S. LargeCap Index, the WisdomTree U.S. MidCap Index and the WisdomTree U.S. SmallCap Index were established with a base value of 200 on January 31, 2007.

3.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Domestic Earnings Indexes:

Si{SiPi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

D = Divisor

The Domestic Earnings Indexes are calculated every weekday.

If trading is suspended while one of the exchanges is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is updated on a real time basis, while the total return Index is calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds.

3.4	Weighting

The Domestic Earnings Indexes are modified capitalization-weighted Indexes that employ a transparent weighting formula to magnify the effect that earnings play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is based on the companies’ earnings stream during the last four fiscal quarters. To calculate the weighting factor – Earnings Stream – WisdomTree uses cumulative earnings generated over the prior four reported quarters, as of November 30th of each year. Thus, each component’s weight in the Index at the “U.S. Weighting Date” (defined below) reflects its share of the total Earnings Stream recorded over the prior four quarters by all of the component companies in the Index. The U.S. Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “U.S. Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

Should any company achieve a weighting equal to or greater than 24.0% of the Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and the weights of all other components in the Index will be rebalanced proportionally. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced proportionally to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied in this order:

•	Should any sector achieve a weight that is more than 5% above or below the weight of the sector in a market capitalization weighted version of the index, the weight of the companies will be proportionally reduced or increased to meet the +/-5% threshold, respectively.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 15%.

Should the ratio of a security’s initial weight relative to its weight in a market capitalization weighted version of the index reach above 3x or fall below 0.33x, the weight of the company will be reduced or increased to meet the 3x or 0.33x thresholds, respectively. The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the GICS sector classifications.

The following liquidity adjustment factors will be applied to all the Indexes after top holdings and sector caps have been applied.

•	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) is greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor dividend by $400 million.

•	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the sector weights above the specified caps.

3.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends require index divisor adjustments to prevent the distribution from distorting the price Index.

3.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the most liquid share class, based on the average daily trading volume as described in section 2.1, will be included in the index. Conversion of a share class in the Index into another share class not in the Index results in the conversion of the share class being phased out into the surviving share class. For all Mid and Small cap cuts, if a security has multiple listed share classes and the total market capitalization of the listed share classes is greater than largest market capitalization cutoff of that index, the security would not be eligible for that index. At least one share class will be eligible for inclusion in either large, mid or small size cut based on total market value of the company.

4.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Domestic Earnings Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in earnings between reconstitutions, restatements of earnings between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Domestic Earnings Indexes. Other corporate actions, such as special dividends, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate action, or when the Index Calculation Agent typically applies such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

4.1.	Component Changes

Additions

Additions to the Domestic Earnings Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first business day following the “U.S. Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates. No additions are made to any of the Domestic Earnings Indexes between annual reconstitutions, except in the cases of certain spin-off companies, defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. A component company that re-incorporates or relocates its headquarters outside of the U.S. is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

4.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed to stay in the Domestic Earnings Index that its parent company is in until the next annual reconstitution. Companies that go public in an Initial Public Offering (IPO) and have positive cumulative earnings after four fiscal quarters of operations and that meet all other inclusion requirements are eligible for inclusion in the Domestic Earnings Indexes at the next annual reconstitution.

5.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree Investments reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate or relocate headquarters outside of a defined domicile in the intervening weeks between the Screening Date and the U.S. reconstitution date are not included in the Domestic Earnings Indexes, and the weights of the remaining components are adjusted accordingly.

6.	Selection Parameters for the Domestic Earnings Indexes

6.1.	Selection parameters for the WisdomTree U.S. Total Market Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Date are included in the TI. The component companies are assigned weights in the Index as defined in section 2.4 and the annual reconstitution of the Index takes effect as defined in section 3.1.

6.2.	The WisdomTree U.S. LargeCap Index is created by selecting the 500 largest component companies of the TI by market capitalization. The component companies are assigned weights in the Index as defined in section 2.4, and the annual reconstitution of the Index takes effect as defined in section 3.1

6.3.	The WisdomTree U.S. MidCap Index is created based on a defined percentage of the remaining market capitalization of the TI, once the 500 largest companies by market capitalization have been removed. The companies that comprise the top 75% of the remaining market capitalization are selected for inclusion in the MidCap Index. The component companies are assigned weights in the Index as defined in section 2.4., and the annual reconstitution of the Index takes effect as defined in section 3.1.

6.4.	The WisdomTree U.S. SmallCap Index is created based on a defined percentage of the remaining market capitalization of the TI, once the 500 largest companies by market capitalization have been removed. The companies that comprise the bottom 25% of the remaining market capitalization are selected for inclusion in the SmallCap Index. The component companies are assigned weights in the Index as defined in section 2.4., and the annual reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR U.S. MULTIFACTOR INDEX

1.	Index Overview and Description

The WisdomTree U.S. Multifactor Index [referred to as “the Index”] was developed by WisdomTree Investments (WTI). WisdomTree U.S. Multifactor Index is comprised of 200 U.S. companies with the highest composite scores based on two fundamental factors, value and quality measures, and two technical factors, momentum and correlation.

The Index is reconstituted on a quarterly basis (following the close of trading on the second Friday in March, June, September and December).

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

2.	Key Features

2.1.          Membership Criteria

To be eligible for inclusion in the Index, component companies must be under coverage by the market management team of the third party independent index calculation agent, must list shares on a U.S. stock exchange, be incorporated and headquartered in the United States. Companies need to have had a median daily dollar volume of at least $1,000,000 for each of the three months preceding the Screening Date (after the close of trading on the last trading day in February, May, August, November). Common stocks, REITs, tracking stocks and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs), mortgage REITs and companies that are not incorporated and headquartered in the United States (“United States” is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. Companies that have pending acquisitions or mergers are excluded from the initial universe. The publicly traded security for WisdomTree Investments, Inc., ticker WETF, is not eligible for inclusion in any of WisdomTree’s equity indexes.

Top 800 companies by market capitalization that meet the selection criteria are assigned a score for each of the following factors. Factors are equal-weighted at 25%.

3)	Value Factor – determined by fundamental valuation ratios, i.e. sales to price, book to price, earnings to price, estimated earnings to price, EBITDA to enterprise value, operating cash flow to price. Scores are calculated within industry groups.

4)	Quality Factor – determined by static observations and trends of return on equity (ROE), return on assets (ROA), gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

5)	Momentum Factor – determined by stocks’ risk adjusted total returns over historical periods (6 and 12 months)

6)	Low Correlation Factor – incorporates diversification potential of stocks that are less correlated to the market over historical periods (6 and 12 months).

The score for each factor is used to calculate an overall factor score that is used to rank and select the top 25% for inclusion into the Index. The highest ranking multifactor scoring companies will be selected, subject to maximum and minimum constraints on number of components within a sector in seeking sector diversification.

2.2	Base Date and Base Value

The WisdomTree U.S. Multifactor Index was established with a base value of 200 on June 9, 2017.

2.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the U.S. Multifactor Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
D = Divisor

The Index is calculated whenever the U.S. stock exchanges are open. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is calculated and disseminated on an intra-day basis. The total return Indexes are calculated and disseminated on an end-of-day basis.

2.4	Weighting

The WisdomTree U.S. Multifactor Index is weighted by a combination of the company overall factor score and inverse volatility over the prior 12 months.

The Weighting Date is when component weights are set and it occurs on Monday following the first Friday of the rebalance month. The changes will go into effect after the close of trading on the second Friday of the rebalance month.

The Index will be modified should the following occur. Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and other components in the Index will be rebalanced. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied in this order:

•	The maximum weight of any individual security is capped at 4% on the quarterly rebalance prior to the introduction of sector caps and the weights of all other components will be adjusted proportionally.

•	Sectors are weighted to be sector neutral relative to the sector weights in the starting universe

Note: all sector cappings are conducted based on the GICS sector classifications.

The following liquidity adjustment factors will be applied to all the Indexes after top holding and sector caps have been applied:

A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the holding, sector and country weights above the specified caps.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the total return index require index divisor adjustments to prevent the distribution from distorting the price index.

2.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the share class with the highest average daily volume will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Indexes are made at the reconstitution according to the inclusion criteria defined above. Changes are implemented following the close of trading on the second Friday in March, June, September and December. No additions are made to the Index between reconstitutions, except in the cases of certain spin-off companies defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Indexes are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.4 Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed to stay in the Index that its parent company is in until the next reconstitution. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next reconstitution to be included in the Index.

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4 Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Indexes, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters

Selection parameters for the WisdomTree U.S. Multifactor Index are defined in section 2.1. Companies that pass these selection criteria as of the Screening Date are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR INTERNATIONAL DIVIDEND INDEXES

1.	Index Overview and Description

WTI has created a family of international indexes that track the performance of dividend- paying companies in developed markets.

The International developed market indexes are sometimes referred to as the “International Dividend Indexes.”

•	WisdomTree International Equity Index measures the stock performance of investable companies that pay regular cash dividends on shares of common stock and that are incorporated in Japan, the 15 European countries, Australia, Israel, Hong Kong and Singapore.

•	The WisdomTree Dynamic Currency Hedged International Equity Index is designed to remove from index performance the impact of changes to the value of foreign currencies relative to U.S. dollar with a hedge ratio ranging from 0 to 100% on a monthly basis.

•	The WisdomTree International High Dividend Index comprises high dividend yielding stocks from the WisdomTree International Equity Index.

•	The WisdomTree International Hedged High Dividend Index is designed to remove from index performance the impact of changes to the value of foreign currencies relative to U.S. dollar.

•	The WisdomTree International LargeCap Dividend Index is comprised of the dividend-paying companies from the large-capitalization segment of the WisdomTree International Equity Index.

•	The WisdomTree International MidCap Dividend Index is comprised of the dividend-paying companies from the mid-capitalization segment of the WisdomTree International Equity Index.

•	The WisdomTree International SmallCap Dividend Index is comprised of the dividend-paying companies from the small-capitalization segment of the WisdomTree International Equity Index.

•	The WisdomTree Dynamic Currency Hedged International SmallCap Equity Index is designed to remove from index performance the impact of changes to the value of foreign currencies relative to U.S. dollar with a hedge ratio ranging from 0 to 100% on a monthly basis.

•	The WisdomTree International Dividend ex-Financials Index is comprised of the 10 highest dividend-yielding companies in each sector, selected from three hundred largest companies by market value in the WisdomTree International Equity Index outside financials.

•	The WisdomTree International Quality Dividend Growth Index comprises dividend-paying developed market companies with growth characteristics.

•	The WisdomTree International Hedged Quality Dividend Growth Index is designed to remove from index performance the impact of changes to the value of foreign currencies relative to U.S. dollar.

•	The WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index is designed to remove from index performance the impact of changes to the value of foreign currencies relative to U.S. dollar with a hedge ratio ranging from 0 to 100% on a monthly basis.

•	The WisdomTree Europe Equity Index comprises of dividend-paying companies included in the WisdomTree International Equity Index that are domiciled in Europe, traded in Euros and derive at least 50% of their revenue from countries outside of Europe. To be deleted from the Index, companies must derive less than 47% of their revenue from countries outside of Europe.

•	The WisdomTree Europe Hedged Equity Index is designed to remove from index performance the impact of changes to the value of Euro relative to U.S. dollar.

•	WisdomTree Europe SmallCap Equity Index comprises of dividend-paying companies included in the WisdomTree International Equity Index that are domiciled in Europe and traded in Euros

•	The WisdomTree Europe Hedged SmallCap Equity Index is designed to remove from index performance the impact of changes to the value of Euro relative to U.S. dollar.

•	The WisdomTree Europe SmallCap Dividend Index (“ESC”) is comprised of the dividend-paying companies from the small-capitalization segment of the European companies in the WisdomTree International Equity Index.

•	The WisdomTree Europe Quality Dividend Growth Index is derived from the WisdomTree International Equity Index and is comprised of dividend paying European companies with growth characteristics.

•	The WisdomTree Germany Equity Index comprises of dividend-paying companies included in the WisdomTree International Equity Index that are listed and incorporated in Germany, traded in Euros and derive less than 80% of their revenue from Germany. To be deleted from the Index, companies must derive more than 82% of their revenue from Germany.

•	The WisdomTree Germany Hedged Equity Index is designed to remove from index performance the impact of changes to the value of Euro relative to U.S. dollar.

•	The WisdomTree Japan Dividend Index (“JDI”) measures the performance of investable Japanese companies that pay regular cash dividends on shares of common stock and have less than 80% of revenue come from Japan.

•	The WisdomTree Japan Hedged Equity Index is designed to remove from index performance the impact of changes to the value of Japanese Yen relative to U.S. dollar.

•	The WisdomTree Japan SmallCap Dividend Index (“JSC”) is comprised of the dividend-paying companies from the small-capitalization segment of the Japanese companies within the WisdomTree International Equity Index.

•	The WisdomTree Japan SmallCap Equity Index is comprised of the dividend- paying companies from the small-capitalization segment of the Japanese companies within the WisdomTree International Equity Index.

•	The WisdomTree Japan Hedged SmallCap Equity Index is designed to remove from index performance the impact of changes to the value of Japanese Yen relative to U.S. dollar.

At the International Reconstitution Date each year, the International Dividend Indexes are reconstituted, with each components’ weight adjusted to reflect its dividend-weighting in its respective Index.

All of the International Dividend Indexes are calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The International Dividend Indexes will be calculated using primary market prices. The International Dividend Indexes are calculated in U.S. dollars.

Hedged Equity Indexes

For U.S. investors, international equity investments include two components of return. The first is the return attributable to stock prices in the non-U.S. market or markets in which an investment is made. The second is the return attributable to the value of non-U.S. currencies in these markets relative to U.S. dollar. Hedged Equity Indexes are designed to remove from index performance the impact of their respective currencies relative to U.S. dollar.

In this sense, the Indexes “hedge” against fluctuations in the relative value of non-U.S. currencies against the U.S. dollar. The Indexes are designed to have higher returns than their equivalent non-currency hedged indexes when the U.S. Dollar is going up in value relative to foreign currencies.

Conversely, the Indexes are designed to have lower returns than their equivalent non-hedged indexes when the U.S. dollar is falling in value relative to foreign currencies (e.g., Euro is rising relative to U.S. dollar). Calculation of the Indexes is discussed in section 2.3.

Dynamic Hedged Equity Indexes

The Dynamic Hedged Equity Indexes described above are designed to add a dynamic currency hedge that ranges from 0 to 100%.

On a monthly basis the hedge ratio for any individual currency can be adjusted to either 0.00%, 16.67%, 33.33%, 50%, 67.67%, 83.33% or 100.00% and are determined by the following signals5:

•	Momentum: 33.3% of the total hedge ratio is determined by momentum. When the ten-day moving average of the currency’s spot price versus U.S. dollar is weaker than the 240-day moving average (i.e. the targeted currency is depreciating), the hedge ratio of 33.3% is applied.

•	Interest Rate Differentials: 33.3% of the total hedge ratio is determined by measuring the difference in interest rates, as implied in one month FX forwards, between each currency and U.S. dollar. If the implied interest rate in the United States is higher than that within the targeted currency, a further 33.33% hedge ratio is applied for that currency on this signal.

•	Value: The final 33.3% of the total hedge ratio is determined by a value signal that utilizes the concept of purchasing power parity in order to define a measure of relative value for a currency against U.S. dollar.

o	The full 33.3% hedge ratio for this signal is applied from the point when a currency is greater than 20% overvalued against purchasing power parity level and until it crosses the purchasing power parity level.
o	There is no hedge ratio applied for the value signal from the point when an individual currency is more than 20% undervalued (equivalent to saying the US Dollar is 20% overvalued versus this currency) against purchasing power parity level and until it crosses the purchasing power parity level.
o	If a currency is between 20% overvalued and 20% undervalued and until it crosses one of these levels, the hedge ratio for the value signal is set to 16.667% (or ½ of the value’s total hedge ratio).

The initial currency deviations versus purchasing power parity levels were measured in October 2015.

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5 Israeli Shekels (ILS) and Singapore Dollars (SGD) are hedged at 50% and Hong Kong Dollars (HKD) hedged at 0% on a monthly basis.

When the dynamic hedges are added, the Indexes are designed to have higher (or similar subject to costs) returns than their equivalent non- currency hedged indexes when U.S. Dollar is going up in value relative to foreign currencies. Conversely, the Indexes are designed to have lower (or similar subject to costs) returns than their equivalent non-hedged indexes when U.S. dollar is falling in value relative to foreign currencies (e.g., foreign currencies are rising relative to U.S. dollar). Calculation of the Indexes is discussed in section 2.3.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the above mentioned International Dividend Indexes, component companies must be under coverage by the market management team of the third party independent index calculation agent and must meet the minimum liquidity requirements established by WisdomTree Investments. To be included in any of the International Dividend Indexes, shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the “International Screening Date” (after the close of trading on the last trading day in September).

Companies that fall within the bottom decile of a composite risk factor score, which is composed of on equally weighted score of the below two factors, are not eligible for inclusion.

1)	Quality Factor – determined by static observations and trends of return on equity (ROE), return on assets (ROA), gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

2)	Momentum Factor – determined by stocks’ risk adjusted total returns over historical periods (6 and 12 months)

Companies that fall within the top 5% ranked by dividend yield and also the bottom ½ of the composite risk factor score are not eligible for inclusion.

The score for each factor is used to calculate an overall factor score, i.e. composite risk score, that is used to eliminate potentially higher risk companies that would have otherwise been eligible for inclusion.

WisdomTree applies a Foreign Investment Screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors) as determined by the third party independent calculation agent and a data point referred to as “Degree of Open Freedom” (DOF) or by WisdomTree based generally on the guiding principles set forth below. The first test of a stock’s investability is determining whether the market is open to foreign institutions. The third party calculation agent determines the extent to which and the mechanisms foreign institutions can use to buy and sell shares on local exchanges and repatriate capital, capital gains, and dividend income without undue constraint. Once determined that a market is open to foreign investors, the third party calculation agent then investigates each security that may be a candidate for inclusion. Each class of share is reviewed to determine whether there are any corporate bylaw, corporate charter, or industry limitations on foreign ownership of the stock. The DOF is the variable that ranges from zero to one and indicates the amount of the security foreigners may legally own (0.00 indicates that none of the stock is legally available, 1.00 indicates that 100% of the shares are available). Any company with a DOF of 0 will not be eligible for the WisdomTree Indexes.

WisdomTree International Equity Index

In the case of WisdomTree International Equity Index, component companies must list their shares on one of the stock exchanges in Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, on stock exchanges in Australia, Hong Kong, Israel or Singapore. Companies must be incorporated in Europe, Japan, Australia, Hong Kong, Israel, or Singapore and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies must have a market capitalization of at least $100 million on the International Screening Date and shares of such companies must have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe, Japan, Australia, Hong Kong, Israel or Singapore are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The selection and weighting methodology for the WisdomTree Dynamic Currency Hedged International Equity Index is identical to the selection and weighting methodology used for the WisdomTree International Equity Index.

WisdomTree International High Dividend Index

The WisdomTree International High Dividend Index comprises high dividend yielding stocks from the WisdomTree International Equity Index. In addition to being a member of this Index, companies must also have market capitalizations of at least $200 million at the International Screening Date and median daily dollar volumes of at least $200,000 for the three months prior to the International Screening Date, ranked by dividend yield. Companies ranking in the top 30% by highest dividend yield are selected for inclusion.

To be deleted from the index, companies must rank outside of the top 35% by dividend yield. The selection and weighting methodology for the WisdomTree International Hedged High Dividend Index is identical to the selection and weighting methodology used for the WisdomTree International High Dividend Index.

WisdomTree International LargeCap Dividend Index

The WisdomTree International LargeCap Dividend Index is derived by selecting the 300 largest companies by market capitalization from the WisdomTree International Equity Index.

WisdomTree International MidCap Dividend Index

The WisdomTree International MidCap Dividend Index is derived from the WisdomTree International Equity Index using the same selection methodology previously described for the domestic midcap dividend index.

WisdomTree International SmallCap Dividend Index

The WisdomTree International SmallCap Dividend Index is derived from the WisdomTree International Equity Index using the same selection methodology previously described for the domestic smallcap dividend index. The selection and weighting methodology for the WisdomTree Dynamic Currency Hedged International SmallCap Equity Index is identical to the selection and weighting methodology used for the WisdomTree International SmallCap Dividend Index.

WisdomTree International Dividend ex-Financials Index

The WisdomTree International Dividend ex-Financials Index is derived from the WisdomTree International Equity Index by selecting the 300 companies with the highest market values outside the financial sector and then selecting the 10 highest dividend yielding stocks within each sector.

WisdomTree International Quality Dividend Growth Index

WisdomTree International Quality Dividend Growth Index is derived from the WisdomTree International Equity Index. Component companies must list their shares on one of the major stock exchanges in Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, on the major stock exchanges in Australia, Hong Kong, Singapore or Israel. Companies must be incorporated in Europe, Japan, Australia, Hong Kong, Israel, or Singapore and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies must have a market capitalization of at least $1 billion on the International Screening Date, an earnings yield greater than the dividend yield and shares of such companies must have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. Eligible companies are ranked using a weighted combination of three factors: 50% weighted to the rank of medium-term estimated earnings growth, 25% weighted to the rank of the historical three-year average return on equity, and 25% weighted to the rank of the historical three-year average return on assets. Companies with negative equity and therefore undefined return on equity will be given a median score as long as they’ve shown dividend growth over the past 5 years. Top 300 companies by this combined ranking will be selected for inclusion. Companies that lack medium-term earnings growth estimates will be eligible for the Index but their composite rank for ultimate selection in the index will be the average ranks of their Return on Equity (ROE) and Return on Assets (ROA) for the purposes of stock ranking criteria. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe, Japan, Australia, Hong Kong, Israel or Singapore are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange- traded funds, and derivative securities such as warrants and rights are not eligible. The selection and weighting methodology for the WisdomTree International Hedged Quality Dividend Growth Index and the WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index is identical to the selection and weighting methodology used for the WisdomTree International Quality Dividend Growth Index.

WisdomTree Europe Equity Index

WisdomTree Europe Equity Index component companies must list their shares on one of the major stock exchanges in Europe (i.e., Austria, Belgium, Finland, France, Germany, Ireland, Italy, Netherlands, Portugal or Spain). Companies must be domiciled in Europe and trade in Euros, derive at least 50% of their revenue from countries outside of Europe6 and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution.

Companies must have a market capitalization of at least $1 billion on the

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6 With Europe defined in broad fashion as developed and emerging markets Europe.

International Screening Date and shares of such companies must have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. To be deleted from the Index, companies must derive less than 47% of their revenue from countries outside of Europe. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe are excluded. American Depository Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs), limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. 7 The selection and weighting methodology for the WisdomTree Europe Hedged Equity Index is identical to the selection and weighting methodology used for the WisdomTree Europe Equity Index.

WisdomTree Europe SmallCap Equity Index

WisdomTree Europe SmallCap Equity Index component companies must list their shares on one of the major stock exchanges in Europe (i.e., Austria, Belgium, Finland, France, Germany, Ireland, Italy, Netherlands, Portugal or Spain). Companies must be domiciled in Europe, trade in Euros and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies must have a market capitalization of at least $100 million on the International Screening Date and shares of such companies must have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. New additions to the index are those companies that rank in the bottom 10% of total market capitalization of the European companies traded in Euros within the WisdomTree International Equity Index as of the International Screening Date. To be deleted from the index, companies must rank outside of the bottom 13% of total market capitalization of the European companies traded in Euros within the WisdomTree International Equity Index as of the International Screening Date. The selection and weighting methodology for the WisdomTree Europe Hedged SmallCap Equity Index is identical to the selection and weighting methodology used for the WisdomTree Europe SmallCap Equity Index.

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7 Beginning with the December 2006 reconstitution, Mortgage REITs were no longer eligible for inclusion in the WisdomTree Domestic and International Dividend Indexes. For the WisdomTree International Dividend Indexes, this rule change took effect at the June 2007 reconstitution.

WisdomTree Europe SmallCap Dividend Index

In the case of ESC component companies must have their shares listed on a stock exchange in one of the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom (“Europe”). Companies must be incorporated in one of these European countries and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies need to have a market capitalization of at least $100 million on the International Screening Date and shares of such companies need to have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.8 The WisdomTree Europe SmallCap Dividend Index is derived from the WisdomTree International Equity Index by selecting European companies using the same selection methodology previously described for the domestic smallcap dividend index. To be deleted from the Index, companies must fall outside of the bottom 30% of the total market capitalization of securities after the 300 largest European companies are removed.

WisdomTree Europe Quality Dividend Growth Index

In the case of the WisdomTree Europe Quality Dividend Growth Index component companies must have their shares listed on a stock exchange in one of the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom (“Europe”). Companies must be incorporated in one of these European countries and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies need to have a market capitalization of at least $1 billion on the International Screening Date, an earnings yield greater than the dividend yield and shares of such companies need to have had a median daily dollar volume

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8 Beginning with the December 2006 reconstitution, Mortgage REITs will no longer be eligible for inclusion in the WisdomTree Domestic and International Dividend Indexes. For the WisdomTree International Dividend Indexes this rule change will take effect at the June 2007 reconstitution.

of at least $200,000 for each of the three months preceding the International Screening Date. Eligible companies are ranked using a weighted combination of three factors: 50% weighted to the rank of medium-term estimated earnings growth, 25% weighted to the rank of the historical three-year average return on equity, and 25% weighted to the rank of the historical three-year average return on assets. Companies with negative equity and therefore undefined return on equity will be given a median score as long as they’ve shown dividend growth over the past 5 years. Companies that lack medium-term earnings growth estimates will be eligible for the Index but their composite rank for ultimate selection in the index will be the average ranks of their Return on Equity and Return on Assets. Top 300 companies by this combined ranking will be selected for inclusion. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

WisdomTree Germany Equity Index

WisdomTree Germany Equity Index component companies must list their shares in Germany, be incorporated in Germany and trade in Euros. Companies must have less than 80% of their revenue from Germany and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies must have a market capitalization of at least $1 billion on the International Screening Date and shares of such companies must have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. To be deleted from the Index, companies must derive more than 82% of their revenue from Germany. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Germany are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The selection and weighting methodology for the WisdomTree Germany Hedged Equity Index is identical to the selection and weighting methodology used for the WisdomTree Germany Equity Index.

Euro Contingency Planning: If any of the following scenarios were to occur, the following membership criteria would change:

1)	If any of the countries in the Index were to no longer designate the Euro as their official currency, the country would remain in the Index and the Index would hedge such country’s local currency as soon as practicable after forward rates in such country’s local currency are available.

2)	If Germany, France and then Netherlands were to all adopt their own currencies in lieu of the Euro, the requirement that stocks must be traded in Euros would be dropped and an intra-year Index re- constitution would be scheduled to re-balance the Index at the end of the month.

3)	If the Euro were to no longer be traded as a currency, the requirement that stocks must be traded in Euros would be dropped and an intra-year Index re-constitution would be scheduled to re-balance the Index at the end of the month.

WisdomTree Japan Dividend Index

In the case of WisdomTree Japan Dividend Index, component companies must list their shares on the Tokyo Stock Exchange. Companies must be incorporated in Japan and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution and have less than 80% of revenue from Japan. Companies need to have a market capitalization of at least $100 million on the International Screening Date and shares of such companies need to have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. To be deleted from the Index, companies must derive more than 82% of their revenue from Japan. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The selection and weighting methodology for the WisdomTree Japan Hedged Equity Index is identical to the selection and weighting methodology used for the WisdomTree Japan Dividend Index.

WisdomTree Japan SmallCap Dividend Index

The WisdomTree Japan SmallCap Dividend Index is created by removing the 300 largest companies by market capitalization from Japanese companies within the WisdomTree International Equity Index. Component companies must list their shares on the Tokyo Stock Exchange. Companies must be incorporated in Japan and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies need to have a market capitalization of at least $100 million on the International Screening Date and shares of such companies need to have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

WisdomTree Japan SmallCap Equity Index

In the case of WisdomTree Japan SmallCap Equity Index, component companies must list their shares on the Tokyo Stock Exchange.

Companies must be incorporated in Japan and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies need to have a market capitalization of at least $100 million on the International Screening Date and shares of such companies need to have had a median daily dollar volume of at least $100,000 for three months preceding the International Screening Date. Companies must fall outside of the three hundred largest securities by market capitalization from this primary starting screening universe. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The selection and weighting methodology for the WisdomTree Japan Hedged SmallCap Equity Index is identical to the selection and weighting methodology used for the WisdomTree Japan SmallCap Equity Index.

For purposes of both selection and weighting the following definitions would apply:

Gross Cash Dividends are based on dividends paid over latest annual cycle as determined by the ex-date of the dividends. In the case of Australia, gross dividends do not reflect the franking credit for Australian investors. The currency rate used to translate the dividends to U.S. dollars is the exchange rate on the screening date. Shares outstanding for the total dividend calculation are based on the shares outstanding at the time of each dividend payment.

Liquidity and market cap screens are based on the shares outstanding of the security in question for each company.

Base Date and Base Value

Index	Base Date	Base Value
WisdomTree International Equity Index	5/31/2006	300
WisdomTree Dynamic Currency Hedged International Equity	10/30/2015	200

Index
WisdomTree International High Dividend Index	5/31/2006	200
WisdomTree International Hedged High Dividend Index	8/31/2015	200
WisdomTree International LargeCap Dividend Index	5/31/2006	200
WisdomTree International MidCap Dividend Index	5/31/2006	200
Index	Base Date	Base Value
WisdomTree International SmallCap Dividend Index	5/31/2006	200
WisdomTree Dynamic Currency Hedged International SmallCap Equity Index	10/31/2015	200
WisdomTree International Dividend ex-Financials Index	4/30/2009	200
WisdomTree International Quality Dividend Growth Index	11/29/2013	200
WisdomTree International Hedged Quality Dividend Growth Index	11/29/2013	200
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index	5/30/2016	200
WisdomTree Europe Equity Index	6/29/2012	200
WisdomTree Europe Hedged Equity Index	6/29/2012	200
WisdomTree Europe SmallCap Equity Index	1/30/2015	200
WisdomTree Europe Hedged SmallCap Equity Index	1/30/2015	200
WisdomTree Europe SmallCap Dividend Index	5/31/2006	200
WisdomTree Europe Quality Dividend Growth Index	2/28/2014	200
WisdomTree Germany Equity Index	4/30/2013	200
WisdomTree Germany Hedged Equity Index	4/30/2013	200
WisdomTree Japan Dividend Index	5/31/2006	300
WisdomTree Japan Hedged Equity Index	1/29/2010	100
WisdomTree Japan SmallCap Dividend Index	5/31/2006	200
WisdomTree Japan SmallCap Equity Index	4/30/2013	200
WisdomTree Japan Hedged SmallCap Equity Index	4/30/2013	200

2.2.	Calculation and Dissemination

The following formula is used to calculate the index levels for the International Dividend Indexes:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
D = Divisor

Hedged Equity Indexes

The total returns for the Indexes are calculated once a day on a daily basis to remove the impact of currency and uses a WM/Reuters 1-month forward rate to do so.

Dynamic Hedged Equity Indexes

The Indexes use quantitative signals to determine hedge ratios on the currency exposure on a monthly basis. Hedge ratios are varied each month between 0% and 100%. The hedged indexes—when hedge ratios are 100% — are designed to approximate the investable return available to

U.S. based investors that seek to neutralize currency fluctuations as a source of the international index returns.

Starting from the month end of April 2015, all WisdomTree Currency- Hedged Indices will be calculated using forward amounts and foreign currency weights determined one business day prior to the month end—in accordance with the standard currency hedged calculations of WisdomTree’s independent index calculation agent. The precise calculation for the daily hedged currency index equals:

Where Forward Rate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar

Spot Rate = Spot Rate in foreign currency per U.S. dollar.

For each month m, there are d= 1, 2, 3, .. D calendar days so md is day d for month m and

m0 is one business day prior to the month end of month m-1.

D=Total # days In Month

md= d day of Month m

WT_Hedged0 – previous month-end

WT_Unhedged0 – previous month-end

HedgeRet has a hedge ratio applied to it when determining what percentage of the currency is hedged. This is a ratio WisdomTree will send to the calculation agent every month.

The International Dividend Indexes are calculated every weekday. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Indexes are calculated and disseminated on an intra-day basis except for International Hedged High Dividend Index, Japan Hedged Equity Index, and Japan SmallCap Dividend Index, which are calculated on an end-of-day basis. The total return Indexes are calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds.

2.4.	Weighting

The International Dividend Indexes are modified capitalization-weighted indices that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the company’s annual gross dividend per share by the number of common shares outstanding for that company, “The Cash Dividend Factor.” 9 The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component’s weight, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%. The International Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “International Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

For the size segment dividend indexes (total, large, mid and small caps) and high dividend cuts of the market, companies that fall within the top two deciles of the composite risk factor will have their dividend stream multiplied by 1.5 while all other dividends will remain unadjusted. Companies will be weighted in the index based on this adjusted dividend stream.

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9 Special Dividends are not included in the computation of Index weights.

In the WisdomTree International Dividend ex-Financials Index, components are weighted by dividend yield at the time of the International Weighting Date (i.e. a component company’s weight in the Index is equal to its dividend yield divided by the sum of all the dividend yields for all the component companies in the Index.)

In the event a company initially chosen for the WisdomTree International Dividend ex-Financials Index reduces its dividend in the interval between the Screening Date and the Weighting Date so that such company’s dividend yield no longer ranks it in the top 10 yielding stocks for each sector, then the next highest yielding company in the sector is used in its place. If this occurs with more than one company (i.e. a lowering of the dividend yield resulting only from a reduction in the declared dividend), this process is reiterated until a final set of 10 companies per sector are selected. Companies that raise their dividends in the above mentioned interval but that did not make the initial selection screen on the Screening Date are not eligible for the International Dividend ex-Financials, even if they would have qualified had the selection screen been run on the Weighting Date.

All Indexes will be modified should the following occur. Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and the weight of all other components in the Index will be rebalanced proportionally. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced proportionally to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied in this order:

•	Should any country achieve a weight equal to or greater than 25% of the indexes, the weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 15%.

For the International High Dividend Index, the following capping rules apply in this order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance, prior to the implementation of the sector and country caps, and the weights of all other components will be adjusted proportionally.

•	Should any country achieve a weight equal to or greater than 25% of the indexes, the weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening date. Real Estate sector will be capped at 15%.

For the International Quality Dividend Growth Index, the following capping rules apply in the following order:

•	The maximum weight of any individual security is capped at 5% prior to the introduction of sector caps and the weights of all other components will be adjusted proportionally.

•	Should any country achieve a weight equal to or greater than 20% of the Indexes, weight of companies will be proportionally reduced to 20% as of the annual Screening Date.

•	Should any sector achieve a weight equal to or greater than 20% of the Indexes, weight of companies will be proportionally reduced to 20% as of the annual Screening Date. Real Estate sector will be capped at 15%.

For the Europe Equity Index, the following capping rules apply in the following order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance prior to the introduction of country and sector caps.

•	Should any country achieve a weight equal to or greater than 25% of the indexes, the weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25%

as of the annual Screening Date. Real Estate sector will be capped at 15%.

For the Europe SmallCap Equity Index, the following capping rules apply in the following order:

•	The maximum weight of any individual security is capped at 2% on the annual rebalance prior to the introduction of country and sector caps.

•	Should any country achieve a weight equal to or greater than 25% of the indexes, the weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 15%.

For the Germany Equity Index, the following capping rules apply:

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 15%.

For the Japan Dividend Index, the following capping rules apply in this order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance, prior to the implementation of the sector caps, and the weights of all other components will be adjusted proportionally.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening date. Real Estate sector will be capped at 15%.

For the Japan SmallCap Dividend Index and Japan SmallCap Equity Index, the following capping rules apply in this order:

•	The maximum weight of any individual security is capped at 2% on the annual rebalance, prior to the implementation of the sector caps, and the weights of all other components will be adjusted proportionally.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening date. Real Estate sector will be capped at 15%.

For the Europe Quality Dividend Growth Index, the following capping rules apply in this order:

•	The maximum weight of any individual security is capped at 5% on the annual rebalance, prior to the implementation of the sector caps, and the weights of all other components will be adjusted proportionally.

•	Should any country achieve a weight equal to or greater than 25% of the indexes, the weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

•	Should any sector achieve a weight equal to or greater than 20% of the Indexes, weight of companies will be proportionally reduced to 20% as of the annual Screening date. Real Estate sector will be capped at 15%.

The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the GICS sector classifications.

The following liquidity adjustment factors will be applied to all the Indexes after top holding, country and sector caps have been applied:

•	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $200 million to be eligible for each index. In the case of the Japan SmallCap Dividend Index and Japan SmallCap Equity Index, the calculated volume factor shall be greater than $100 million. If a security’s volume factor falls below $200 million or $100 million for the Japan SmallCap Dividend Index and the Japan SmallCap Equity Index at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

•	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the holdings, sector and country weights above the specified caps.

2.5.	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index.10 However, special dividends that are not reinvested in the total return index require index divisor adjustments to prevent the distribution from distorting the price index.

2.7	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, each class of share will be included in any broad-based Index, provided that dividends are paid on that share of stock. In the event such a component company qualified for inclusion in the “High Dividend” or Dividend ex-Financial select cuts from these broad-based Indexes, only the share class of that company with the highest dividend yield would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index. For all Mid and Small cap cuts, if a security has multiple listed share classes and the total market capitalization of the listed share classes is greater than largest market capitalization cutoff of that index, the security would not be eligible for that index. At least one share class will be eligible for inclusion in either large, mid or small size cut based on total market value of the company.

___________________________

10 For the International total return indexes, where information is available about both gross and net dividends, the Indexes assume re-investment of net dividends.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the International Dividend Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the International Dividend Indexes. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the International Dividend Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first day following the closing of trading on the International Reconstitution Date. No additions are made to any of the International Dividend Indexes between annual reconstitutions.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.11 Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification. Component companies that reclassify outside of the financial sector are deleted from the International Dividend ex-Financials Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index.

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11 Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the International Dividend Indexes until the next annual reconstitution, provided it meets all other inclusion requirements. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the International Dividend Indexes.

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the International Screening Date and the International Reconstitution Date are not included in the International Dividend Indexes, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters for International Dividend Indexes

5.1.	Selection parameters for the WisdomTree International Dividend Indexes are defined in section 2.1. Companies that pass the selection criteria as of the International Screening Date are included in Indexes. The component companies are assigned weights in the Indexes as defined in section 2.4., and annual reconstitution of the Indexes takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR EMERGING MARKET DIVIDEND INDEXES

1.	Index Overview and Description

WisdomTree Investments (WTI) created a family of international indexes that track the performance of dividend-paying companies in emerging markets presently consisting of the: WisdomTree Emerging Markets Dividend Index (“EMDI”), the WisdomTree Emerging Markets High Dividend Index (“EMDI HDI”), and the WisdomTree Emerging Markets SmallCap Dividend Index (“EMSC”).

The emerging market indexes described above are referred to as the ‘Emerging Market Dividend Indexes.”

•	The WisdomTree Emerging Markets Dividend Index measures the stock performance of companies that pay regular cash dividends on shares of common stock with market capitalizations of at least $200 million at the Emerging Market Screening Date and median daily dollar volumes of at least $200,000 for each of the six months prior to the Emerging Markets Screening Date and that are incorporated in the following 18 emerging market nations: Brazil, Chile, China, Czech Republic, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, and Saudi Arabia (“Emerging Market Countries”). Securities must be incorporated in one of these Emerging Market Countries, have positive earnings over the past year and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution in October. In the case of China, only companies that are incorporated or domiciled in China and that trade on the Hong Kong Stock Exchange are eligible for inclusion. In India, only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. Local exchange shares are included in the index for all countries with the exception of Russia, which include only American Depository Receipts (ADRs) or Global Depositary Receipts (GDRs). Passive foreign investment companies (PFICs) are excluded, as are limited partnerships, limited liability companies, royalty trusts, preferred stock, rights, and other derivative securities.

•	The WisdomTree Emerging Markets High Dividend Index is a fundamentally weighted index that measures the performance of high dividend yield stocks within the emerging markets.

•	The WisdomTree Emerging Markets SmallCap Dividend Index is a fundamentally weighted index that measures the performance of primarily small cap stocks selected from the WisdomTree Emerging Markets Dividend Index. Companies are weighted in the Index based on annual cash dividends paid.

In October of each year, the Emerging Market Dividend Indexes are reconstituted, with each components’ weight adjusted to reflect its dividend-weighting in its respective Index.

All of the Emerging Market Dividend Indexes are calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Emerging Market Dividend Indexes will be calculated using primary market prices. The Emerging Market Dividend Indexes will be calculated in U.S. dollars.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the above mentioned Emerging Market Dividend Indexes, component companies must be under coverage by the market management team of the third party independent index calculation agent and must meet the minimal liquidity requirements established by WisdomTree Investments. To be included in any of the Emerging Market indexes, shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the “Emerging Market Screening Date” (after the close of trading on the last trading day in September).

In the case of EMDI, EMDI HDI, and EMSC component companies must have their shares listed on a stock exchange in one of the following countries: Brazil, Chile, China, Czech Republic, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, or Saudia Arabia. Securities must be incorporated in one of these Emerging Market Countries and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution in October. In the case of China, only companies that are incorporated or domiciled in China and that trade on the Hong Kong Stock Exchange are eligible for inclusion. In addition, approximately 100 largest Chinese domestic listed companies by dividend market capitalization that are part of the connect program and meet index requirements will be selected for inclusion in the Emerging Markets Dividend Index. In India, only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. Local exchange shares are included in the index for all countries with the exception of Russia, which include only American Depository Receipts (ADRs) or Global Depositary Receipts (GDRs).

Securities need to have a market capitalization of at least $200 million on the “Emerging Market Screening Date” (after the close of trading on the last trading day in September) and securities need to have had a median daily dollar volume of at least $200,000 for each of the six months preceding the Emerging Market Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs or GDRs are eligible in Russia but no other country. Security types that are excluded from the index are: Limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights.

Companies that fall within the bottom decile of a composite risk factor score, which is composed of on equally weighted score of the below two factors, are not eligible for inclusion.

1)	Quality Factor – determined by static observations and trends of return on equity (ROE), return on assets (ROA), gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

2)	Momentum Factor – determined by stocks’ risk adjusted total returns over historical periods (6 and 12 months)

Companies that fall within the top 5% ranked by dividend yield and also the bottom ½ of the composite risk factor score are not eligible for inclusion.

The score for each factor is used to calculate an overall factor score, i.e. composite risk score, that is used to eliminate potentially higher risk companies that would have otherwise been eligible for inclusion.

The screening and weighting for the eligible Chinese domestic listed companies will follow the same logic but will be done separately from the rest of the eligible companies. Chinese domestic listed companies that don’t have enough data to compute a composite risk score will still be eligible for inclusion if they meet other screens but will receive a median score for weighting purposes.

The WisdomTree Emerging Markets High Dividend Index is derived from the WisdomTree Emerging Markets Dividend Index. Companies are ranked by dividend yield as of the index measurement date. Companies ranking in the top 30% by highest dividend yield are selected for new additions to the index. In addition, approximately 100 Chinese domestic listed companies by highest dividend yield that are part of the connect program and meet index requirements will be selected for inclusion. To be deleted from the index, companies must rank outside of the top 35% by dividend yield.

The WisdomTree Emerging Markets SmallCap Dividend Index is derived from the WisdomTree Emerging Markets Dividend Index. New additions to the index are those companies that rank in the bottom 10% of total market capitalization of the WisdomTree Emerging Markets Dividend Index as of the Emerging Market Screening Date. In addition, approximately 100 largest Chinese domestic listed companies that are part of the connect program and meet index requirements will be selected for inclusion based on bottom 10% market capitalization cutoff of the WisdomTree Emerging Markets Dividend Index without A shares. To be deleted from the index, companies must rank outside of the bottom 13% of total market capitalization of the WisdomTree Emerging Markets Dividend Index as of the Emerging Market Screening Date.

WisdomTree applies a Foreign Investment Screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors), as determined by the third party independent calculation agent, and a data point referred to as “Degree of Open Freedom” (DOF) or by WisdomTree based generally on the guiding principles set forth below. The first test of a stock’s investability is determining whether the market is open to foreign institutions. The third party independent calculation agent determines the extent to which and the mechanisms foreign institutions can use to buy and sell shares on local exchanges and repatriate capital, capital gains, and dividend income without undue constraint. Once determined that a market is open to foreign investors, the third party independent calculation agent then investigates each security that may be a candidate for inclusion. Each class of share is reviewed to determine whether there are any corporate bylaw, corporate charter, or industry limitations on foreign ownership of the stock. The DOF is the variable that ranges from zero to one and indicates the amount of the security foreigners may legally own (0.00 indicates that none of the stock is legally available, 1.00 indicates that 100% of the shares are available). Any company with a DOF of 0 will not be eligible for the WisdomTree Indexes.

For purposes of both selection and weighting the following definitions would apply:

Gross Cash Dividends are based on dividends paid over latest annual cycle as determined by the ex-date of the dividends. The currency rate used to translate the dividends to U.S. dollars is the exchange rate on the screening date. Shares outstanding for the total dividend calculation are based on the shares outstanding at the time of each dividend payment.

Liquidity and market cap screens are based on the shares outstanding of the security in question for each company.

2.2.	Base Date and Base Value

A base value for the WisdomTree Emerging Market Dividend Index was set at 300 on the close of trading on May 31, 2007. A base value for the WisdomTree Emerging Markets High Dividend Index was set at 200 at the close of trading on May 31, 2007. A base value for the WisdomTree Emerging Markets SmallCap Dividend Index was set at 100 at the close of trading on May 31, 2007.

2.3.	Calculation and Dissemination

The following formula is used to calculate the index levels for the Emerging Markets Indexes:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
D = Divisor

The Emerging Market Dividend Indexes are calculated every weekday. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars and disseminated on an end-of-day basis.

2.4.	Weighting

The Emerging Market Dividend Indexes are modified capitalization- weighted indices that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes.

The initial weight of a component in the Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the security’s annual dividend per share by the number of common shares outstanding for that security, “The Cash Dividend Factor.” The Cash Dividend Factor includes multiplying the same two factors above by a third factor developed by Standard & Poor’s called the “Investability Weighting Factor” (IWF). The IWF is used to scale the dividends generated of each company by factors that impose restrictions on shares available to be purchased. The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component’s weight, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%.

For the size segment dividend indexes (total, large, mid and small caps) and high dividend cuts of the market, companies that fall within the top two deciles of the composite risk factor will have their dividend stream multiplied by 1.5 while all other dividends will remain unadjusted.

Companies will be weighted in the index based on this adjusted dividend stream.

The Emerging Market Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date.

New components and component weights take effect before the opening of trading the day following the “Emerging Markets Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

All Indexes will be modified should the following occur. Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced proportionately so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and all other components in the Index will be rebalanced in proportion to their index weightings before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied to the WisdomTree Emerging Markets Dividend Index and the WisdomTree Emerging Markets SmallCap Dividend Index in this order:

1)	Should any country achieve a weight equal to or greater than 25% of the index, the weight of companies will be proportionally reduced to 25% as of the annual Emerging Market Screening Date. Chinese domestic stock market exposure will be treated separately and will be capped at 5%.

2)	Should any sector achieve a weight equal to or greater than 25% of the index, the weight of companies will be proportionally reduced to 25% as of the annual Emerging Market Screening Date. Real Estate sector will be capped at 15%.

For the Emerging Markets High Dividend Index the following capping rules are applied in this order:

1)	The maximum weight in the top held security will be capped at 5% prior to the implementation of the sector and country caps.

2)	Should any country achieve a weight equal to or greater than 25% of the index, the weight of companies will be proportionally reduced to 25% as of the annual Emerging Market Screening Date. Chinese domestic stock market exposure will be treated separately and will be capped at 5%.

3)	Should any sector achieve a weight equal to or greater than 25% of the Index, weight of companies will be proportionally reduced to 25% as of the annual Emerging Market Screening Date. Real Estate sector will be capped at 15%.

The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the GICS sector classifications.

The following liquidity adjustment factors will be applied to all the Indexes after top holding, country and sector caps have been applied:

•	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

•	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the sector and country weights above the specified caps.

2.5.	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends from non-operating income require index divisor adjustments to prevent the distribution from distorting the price index.

2.6.	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, each class of share will be included in any broad-based Index, provided that dividends are paid on that share of stock and that the stock passes all other inclusion requirements. In the event such a component company qualified for inclusion in the “High Dividend” cut from these broad-based Indexes, the share class of that company with the greater liquidity, based on the average daily trading volume as described in section 2.1, would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index. For the Small cap cuts, if a security has multiple listed share classes and the total market capitalization of the listed share classes is greater than largest market capitalization cutoff of that index, the security would not be eligible for that index. For Emerging Markets SmallCap Dividend Index, the market capitalization of Chinese domestic listed equities will be considered for companies with multiple share classes.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company additions and deletions, stock splits, stock dividends, corporate restructurings, spin-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the component companies in the Emerging Market Dividend Indexes. Other corporate actions, such as special dividends, require index divisor adjustments as well. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex- date of such corporate actions. Whenever possible, changes to the Index’s components will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Emerging Market Dividend Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first trading day following the “Emerging Market and Global Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

No additions are made to any of the Emerging Market Dividend Indexes between annual reconstitutions.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a company re-incorporates outside of a defined domicile, it is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the Emerging Market Indexes until the next annual reconstitution, provided it meets all other inclusion requirements. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the Emerging Market Indexes.

4.	Index Divisor Adjustments

Corporate actions may affect the share capital of component stocks and therefore trigger increases or decreases in the Index value. To avoid distortion, the divisor is adjusted accordingly. Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the International Screening Date and the International Reconstitution Date are not included in the Emerging Market Indexes, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters for Emerging Market Indexes

5.1	Selection parameters for the WisdomTreeSM Emerging Markets Dividend Index are defined in section 2.1. Companies that pass this selection criteria as of the Emerging Market Screening Date are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

5.2	Selection parameters for the WisdomTreeSM Emerging Markets High Dividend Index are defined in section 2.1. Companies that pass this selection criteria as of the Emerging Market Screening Date are included in the Index. A company will only be deleted from the index if its dividend yield ranking falls outside of the top 35% of companies. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

5.3	Selection parameters for the WisdomTree Emerging Markets SmallCap Dividend Index are defined in section 2.1. A company will only be deleted from the index if it falls outside the bottom 13% of the total market capitalization of the WisdomTree Emerging Markets Dividend Index. Companies that pass this selection criteria as of the Emerging Market Screening Date are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR EX-STATE-OWNED ENTERPRISES INDEXES

1.	Index Overview and Description

WisdomTree Investments (WTI) has created the WisdomTree Emerging Markets–ex-State-Owned Enterprises Index, the WisdomTree China ex- State-Owned Enterprises Index, the WisdomTree Emerging Markets ex- China Index and the WisdomTree India ex-State-Owned Enterprises Index [referred to as “the Indexes”].

•	The WisdomTree Emerging Markets ex-State-Owned Enterprises Index is comprised of emerging market stocks that are not state-owned enterprises. State owned enterprises are defined as government ownership of more than 20% of a company’s shares outstanding.
•	The WisdomTree China ex-State-Owned Enterprises Index is derived from the WisdomTree Emerging Markets ex-State-Owned Enterprises Index and is comprised of Chinese companies that are not state owned.
•	The WisdomTree Emerging Markets ex-China Index is derived from the WisdomTree Emerging Markets ex-State-Owned Enterprises Index and is comprised emerging market stocks that are not listed or incorporated in China and that are not state owned.
•	The WisdomTree India ex-State-Owned Enterprises Index is derived from the WisdomTree Emerging Markets ex-State-Owned Enterprises Index and is comprised of Indian companies that are not state owned.

The Indexes are modified float-adjusted market capitalization weighted and are reconstituted annually in October of each year. “Float-adjusted” means that the share amounts used in calculating the Indexes reflect only shares available to investors.

The Indexes are taking environmental, social, and governance (ESG) considerations into account. Companies that do not meet the Global Standards Screening (GSS) or are involved in Controversial Weapons, Tobacco or Thermal Coal activities are excluded from the eligible investment universe.

Global Standards Screening (GSS): WTI will exclude companies that are non-compliant based on the ESG data providers’ GSS assessment. GSS identifies companies that violate or are at risk of violating commonly accepted international norms and standards, such as the United Nations Global Compact (UNGC) Principles, the UN Guiding Principles on Business and Human Rights (UNGPs), the Organization for Economic Co- operation and Development (OECD) Guidelines for Multinational Enterprises and their underlying conventions.

•	Controversial Weapons: WTI will exclude the companies that are involved in controversial weapons, such as the activities in anti-personnel mines, biological and chemical weapons, cluster weapons, depleted uranium, nuclear weapons and white phosphorus weapons.

•	Tobacco: WTI will exclude the companies that are involved, or own significant shares of companies involved in tobacco production and supplying of tobacco-related products/services, or companies derive over 10% revenue from tobacco distribution, as identified by the ESG data providers.

•	Thermal Coal: WTI will exclude the companies involved and derived over 25% revenue from thermal coal activities, such as coal mining and exploration and coal-based power generation.

ESG considerations will be assessed on a quarterly basis at the end of February, May, September, and November, unless the index’s reconstitution date is less than 2 months away.

The Indexes are calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated in

U.S. dollars.

2.	Key Features

2.1	Membership Criteria

To be eligible for inclusion in the WisdomTree Emerging Markets ex- State-Owned Enterprises Index component companies must be under coverage by the market management team of the third party independent index calculation agent, must be incorporated or domiciled and have their shares listed on a stock exchange in one of the following countries: Brazil, Chile, China, Czech Republic, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, or Saudia Arabia. Companies that are domiciled or incorporated in China and trading primarily on a U.S. stock exchange are also eligible for inclusion. In addition, one hundred largest Chinese domestic companies by float adjusted market capitalization that are part of the connect program and meet index requirements will be selected for inclusion12. In India, only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. In all other cases, local exchange shares are included in the index for all countries with the exception of Russia, which includes only American Depository Receipts (ADRs) or Global Depositary Receipts (GDRs). Passive foreign investment companies (PFICs) are excluded, as are limited partnerships, limited liability companies, royalty trusts, preferred stock, rights, and other derivative securities.

___________________________

12 Chinese domestic listed equities were added during the special reconstitution in August 2017, in lieu of the annual reconstitution in October

To be eligible for inclusion in the WisdomTree China ex-State-Owned Enterprises Index, component companies must be incorporated or domiciled in China and have their shares listed on the Hong Kong stock exchange. Companies domiciled or incorporated in China and trading primarily on a U.S. stock exchange are also eligible for inclusion. In addition, one hundred largest Chinese domestic companies by float adjusted market capitalization that are part of the connect program and meet index requirements will be selected for inclusion.

To be eligible for inclusion in the WisdomTree Emerging Markets ex- China Index component companies must be incorporated or domiciled and have their shares listed on a stock exchange in one of the following countries: Brazil, Chile, Czech Republic, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, or Saudia Arabia. In India, only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. In all other cases, local exchange shares are included in the index for all countries with the exception of Russia, which includes only American Depository Receipts (ADRs) or Global Depositary Receipts (GDRs). Passive foreign investment companies (PFICs) are excluded, as are limited partnerships, limited liability companies, royalty trusts, preferred stock, rights, and other derivative securities.

To be eligible for inclusion in the WisdomTree India ex-State-Owned Enterprises Index, component companies must be incorporated or domiciled in India and have their shares listed on a stock exchange in India.

To be eligible for inclusion in the Indexes, component companies must meet the minimum liquidity requirements established by WisdomTree Investments. To be included in the Indexes, shares of such component securities need to have a float-adjusted market capitalization of at least $1 billion as of the Index “Screening Date” (after the close of trading on the last trading day in September). Companies must have an average daily trading volume of at least $100,000 for three months preceding the Index Screening Date and trading of at least either 250,000 shares per month or $25 million notional for each of the six months preceding the Index Screening Date.

WTI applies a Foreign Investment Screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors), as determined by the third party independent calculation agent, and a data point referred to as “Degree of Open Freedom” (DOF) or by WTI based generally on the guiding principles set forth below. The first test of a stock’s investability is determining whether the market is open to foreign institutions. The third party independent calculation agent determines the extent to which and the mechanisms foreign institutions can use to buy and sell shares on local exchanges and repatriate capital, capital gains, and dividend income without undue constraint. Once determined that a market is open to foreign investors, the third party independent calculation agent then investigates each security that may be a candidate for inclusion. Each class of share is reviewed to determine whether there are any corporate bylaw, corporate charter, or industry limitations on foreign ownership of the stock. The DOF is the variable that ranges from zero to one and indicates the amount of the security foreigners may legally own (0.00 indicates that none of the stock is legally available, 1.00 indicates that 100% of the shares are available). Any company with a DOF of 0 will not be eligible for the Indexes.

2.2	Base Date and Base Value

WisdomTree Emerging Markets ex-State-Owned Enterprises Index was established with a base value of 200 on August 15, 2014. The first annual reconstitution took place in 2015.

WisdomTree China ex-State-Owned Enterprises Index was established with a base value of 200 on March 31, 2015.

WisdomTree Emerging Markets ex-China Index was established with a base value of 200 on May 2, 2022.

WisdomTree India ex-State-Owned Enterprises Index was established with a base value of 200 on November 19, 2018.

2.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Indexes:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
D = Divisor

The Indexes are calculated every weekday. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Indexes. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The Price Index for the Emerging Markets ex-State-Owned Enterprises Index is calculated and disseminated on an intra-day basis every 15 seconds. The price index for the China ex-State-Owned Enterprises Index and India ex- State-Owned Enterprises Index is calculated on an end of day basis. The total return Indexes are calculated and disseminated on an end-of-day basis to the Chicago Mercantile Exchange (CME) so that such Index Values can print to the Consolidated Tape.

2.4	Weighting

The companies in the Indexes are weighted by float-adjusted market capitalization. “Float-adjusted” means that the share amounts used in calculating the Index reflect only shares available to investors. Shares held by control groups, public companies and government agencies are excluded. The initial weight of a component in the Index at the annual reconstitution is derived by multiplying the company’s market capitalization by a second factor developed by Standard & Poor’s called the “Investability Weighting Factor” (IWF). The IWF is used to scale the market capitalization of each company by restrictions on shares available to be purchased. This “Float-adjusted Factor” is calculated for every component in the Index and then summed. Each component’s weight, at the Weighting Date, is equal to its Float-adjusted Factor divided by the sum of all Float-adjusted Factors for all the components in that Index. The Emerging Market Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “Emerging Markets Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

All Indexes will be modified should the following occur. Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and the weights of all other components in the Index will be rebalanced proportionally. For the WisdomTree China ex-State-Owned Enterprises Index, should any company achieve a weighting equal to or greater than 20% of the Index, its weighting will be reduced at the close of the current calendar quarter to the initial 10% cap, and other components in the Index will be rebalanced.

Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced proportionally to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping and weight re-distribution rules are applied in this order:

WisdomTree Emerging Markets ex-State-Owned Enterprises Index

•	The country weights after the State-Owned Enterprises have been removed will be adjusted by a Country Factor such that the float- adjusted market capitalization weights equal the float-adjusted market capitalization of the universe prior to the State-Owned Enterprises being removed. The Country Factor of the universe prior to the removal of State-Owned Enterprises is calculated excluding China A shares. The maximum Country Factor is set at 3.0, or no country’s weight can be increased more than 3x after state owned enterprises have been removed.

•	After the previous country adjustment is implemented, should any sector have a weight that is 3% higher or lower than its original starting universe float-adjusted market capitalization weight, its weight will be adjusted by a factor to 3% higher or lower than its original starting universe weight.

•	Chinese domestic stock market exposure will be capped at 7.5% and any additional weight will be distributed proportionally among China H shares.

WisdomTree China ex-State-Owned Enterprises Index

•	The maximum weight in the top held security will be capped at 10% prior to the implementation of the sector caps. Security caps are implemented at a company level, not share class.

•	Should any sector achieve a weight equal to or greater than 30% of the Indexes, weight of companies will be proportionally reduced to 30% as of the annual Screening Date

•	Chinese domestic stock market exposure will be capped at 33%.

WisdomTree Emerging Markets ex-China Index

•	The country weights after the State-Owned Enterprises have been removed will be adjusted by a Country Factor such that the float- adjusted market capitalization weights equal the float-adjusted market capitalization of the universe prior to the State-Owned Enterprises being removed. The maximum Country Factor is set at 3.0, or no country’s weight can be increased more than 3x after state owned enterprises have been removed.

•	After the previous country adjustment is implemented, should any sector have a weight that is 3% higher or lower than its original starting universe float-adjusted market capitalization weight, its weight will be adjusted by a factor to 3% higher or lower than its original starting universe weight.

•	The maximum weight in the top held security will be capped at 10% prior to the implementation of the sector caps. Security caps are implemented at a company level, not share class.

WisdomTree India ex-State-Owned Enterprises Index

•	The maximum weight in the top held security will be capped at 10% prior to the implementation of the sector caps. Security caps are implemented at a company level, not share class.

•	Should any sector achieve a weight equal to or greater than 30% of the Index, weight of companies will be proportionally reduced to 30% as of the annual Screening Date

The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the old GICS sector classifications, i.e. real estate and financials are aggregated into one sector.

The following liquidity adjustment factors will be applied to all the Indexes after top holding, country and sector caps have been applied:

•	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than$200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The security’s weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

•	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the sector and country weights above the specified caps.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index.13 However, special dividends that are not reinvested in the total return Index require Index divisor adjustments to prevent the distribution from distorting the price Index.

2.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, each class of share will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, and increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

IWF Changes

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13 For the International total return indexes, where information is available about both gross and net dividends, the Indexes assume re-investment of net dividends.

(1)  The timing of adjustments to share counts or investable weight factors depends on the event causing the change, the public availability of source data, local market practices, and whether the change is larger than 5% of the float-adjusted share count.

(2)  Changes of less than 5% of the float-adjusted shares are accumulated and made quarterly on the third Friday of March, June, September and December.

(3)  Changes to the Index constituent’s float-adjusted shares of 5% or more:

•	Changes due to mergers or acquisitions of publicly held companies are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. The share change is applied so that it coincides with the deletion date of the target company if both the acquirer and the target are in the same Index.

•	Changes due to secondary public offerings (also known as placements), tender offers, Dutch auctions, exchange offers, bought deal equity offerings, or prospectus offerings are done as soon as reasonably possible after the data are verified.

•	Other changes of 5% or more (for example, due to company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly.

If a 5% or more change in shares outstanding causes a company’s IWF to change by 5 percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.

Exception: when total shares outstanding increase by more than 5%, but the new share issuance is directed to a strategic or major shareholder, it implies that there is no change in float-adjusted shares. However, in such instances, total shares outstanding and resulting IWF change will be implemented regardless of whether the float-adjusted shares change by more than 5%.

3.1.	Component Changes

Additions

Additions to the Index are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first trading day following the “Emerging Market and Global Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates. No additions are made to the Indexes between annual reconstitutions, except in the cases of certain spin-off companies, defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.14 Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

WTI applies a Foreign Investment Screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors) as determined by WTI, generally based on the principles set forth above describing index eligibility.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed into the indexes that its parent company is in until the next annual reconstitution. Spin-off shares of publicly traded companies that are included in the same Indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the Index.

___________________________

14 Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WTI reserves the right to delete the company being acquired based on best available market information

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy or re- incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Indexes, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters

Selection parameters for the Indexes are defined in section 2.1. Companies that pass this selection criterion as of the Screening Date are included in the Indexes. The component companies are assigned weights in the Indexes as defined in section 2.4., and annual reconstitution of the Indexes takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR INDIA EARNINGS INDEX

1.	Index Overview and Description

Wisdomtree Investments, Inc. (WTI) has created indexes that track the performance of earnings-generating companies in emerging markets, presently consisting of the WisdomTree India Earnings Index (“IEI”). The WisdomTree India Earnings Index measures the stock performance of companies incorporated in India that pass WTI’s selection, liquidity and market capitalization requirements. In September of each year, the IEI is reconstituted, with each components’ weight adjusted based on the earnings generated by each component company, adjusted for an investable weighting factor that takes into account shares available to be purchased by foreign investors.

The India Earnings Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The IEI is calculated using primary market prices. The IEI is calculated in U.S. dollars.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the IEI, component companies must be covered by WisdomTree’s independent index calculation agent and must meet the minimal liquidity requirements established by WisdomTree Investments. To be included in the IEI, shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the “Screening Date” for the India Earnings Index (after the close of trading on the last trading day in August).

Eligible component companies must have their shares listed on the Indian National Stock Exchange or the Bombay (Mumbai) Stock Exchange, must be incorporated in India and have earned at least $5 million in their fiscal year prior to the annual reconstitution in September. Only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. Companies need to have a market capitalization of at least $200 million on the “Indian Screening Date” (after the close of trading on the last trading day in August); shares of such companies need to have had a median daily dollar volume of at least $200,000 for each of the six months preceding the Indian Screening Date; components need to have had a P/E ratio of at least 2 as of the Indian Screening Date. Common stocks, tracking stocks and holding companies, including real estate holding companies, are eligible for inclusion. Security types that are excluded from the index are: limited partnerships, royalty trusts, passive foreign investment companies (PFICS), ADRs, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights.

2.2.	Base Date and Base Value

The base value for the IEI was set at 200, as of November 30, 2007.

2.3.	Calculation and Dissemination

The following formula is used to calculate the index levels for the India Earnings Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.

Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1

D = Divisor

The Index is calculated every weekday. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars and disseminated on an end- of-day basis.

2.4.	Weighting

The IEI is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that earnings play in the total return of the Index. The initial weight of a component in the Index at the annual reconstitution is based on reported net income in the most recent fiscal year prior to the annual reconstitution. The reported net income number is then multiplied by a second factor developed by the third party independent calculation agent called the “Investability Weighting Factor” (IWF). The IWF is used to scale the earnings generated for each company by restrictions on shares available to be purchased. This “Earnings Factor” is then calculated for every component in the Index and then summed. Each component’s weight, at the Weighting Date for the India Earnings Index, is equal to its Earnings Factor divided by the sum of all Earnings Factors for all the components in that Index. The Weighting Date for the India Earnings Index is when component weights are set, it occurs immediately after the close of trading on the second Friday of September. New Component weights take effect before the opening of trading on the first Monday following the third Friday of September (the “India Earnings Index Reconstitution Date”).

The Index will be modified should the following occur. Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and other components in the Index will be rebalanced.

Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced proportionately so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced in proportion to their index weightings before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied in this order:

1)	Should any sector achieve a weight equal to or greater than 25% of the Index, weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

2)	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date/ weight of security in each index) shall be greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

3)	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the sector weights above the specified caps.

The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the old GICS sector classifications, i.e. real estate and financials are aggregated into one sector.

2.5.	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends from non-operating income require index divisor adjustments to prevent the distribution from distorting the price index.

2.6	Multiple Share Classes

In the event a component company issues multiple share classes of common stock, the most liquid share class will be included in the Index. Conversion of a share class into another share class not in the Index results in the conversion of the share class being phased out into the surviving share class.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company additions and deletions, stock splits, stock dividends, corporate restructurings, spins-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the component companies in IEI. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in earnings between reconstitutions, do not require changes in the index shares or the stock prices of the component companies of the IEI. Other corporate actions, such as special dividends, may require index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions, or when the Index Calculation Agent typically applies such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the IEI are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the closing of trading on the third Friday in September. No additions are made to the IEI between annual reconstitutions, except in the cases of certain Spin-Off companies defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a company re-incorporates outside of a defined domicile it is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company it is allowed to stay in the IEI until the next annual reconstitution. The weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the IEI.

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree Investments reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed or that re-incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date for the India Earnings Index are not included in the IEI, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters for the WisdomTree India Earnings Index

5.1	Selection parameters for the WisdomTree India Earnings Index are defined in section 2.1 Companies that pass this selection criterion as of the Screening Date for the India Earnings Index are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR GLOBAL DIVIDEND INDEXES

1.	Overview and Description

The WisdomTree Global Dividend Indexes were developed by WisdomTree Investments, Inc. (“WTI”) to measure the performance of dividend-paying stocks in the global markets.

•	The Global Dividend Index comprises companies included in the WisdomTree U.S. Dividend Index, which measures the performance of dividend paying companies in the United States; and the WisdomTree Global ex-U.S. Dividend Index, which measures the performance of dividend-paying companies in developed and emerging markets outside the U.S.

•	The Global High Dividend Index comprises high dividend yielding stocks from the WisdomTree Global Dividend Index. In addition to being a member of this Index, companies must also have a market capitalization of at least $2 billion as of the Screening Date (defined below) to be eligible for the Index.

•	The Global Hedged High Dividend Index is designed to remove from index performance the impact of changes to the value of foreign currencies relative to the U.S. dollar.

•	The WisdomTree Global ex-U.S. Real Estate Index comprises dividend-paying companies included in the WisdomTree Global ex-U.S. Dividend Index that are classified by WTI as being a part of the Global Real Estate sector.

Each Index is reconstituted annually, at which time each component’s weight is adjusted to reflect its dividend-weighting in the Index. Dividend weighting is generally defined as each component’s cash dividends paid in the prior annual cycle divided by the sum of the cash dividends paid by all the components in the Index over the same period. This quotient is the percentage weight assigned to each component in the Index at the annual reconstitution. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

For U.S. investors, international equity investments include two components of return. The first is the return attributable to stock prices in the non-U.S. market or markets in which an investment is made. The second is the return attributable to the value of non-U.S. currencies in these markets relative to U.S. dollar. Hedged Equity Indexes are designed to remove from index performance the impact of their respective currencies relative to U.S. dollar.

2.	Key Features

2.1.	Membership Criteria

To be included in the WisdomTree Global Dividend Index, companies must be included in one of the following WisdomTree indexes:

1)	The WisdomTree U.S. Dividend Index: (United States)

2)	The WisdomTree Global ex-U.S. Dividend Index: (Developed World, outside the U.S., and Emerging Markets)

The selection methodologies for these indexes are listed below.

a.	WisdomTree U.S. Dividend Index:

To be eligible for inclusion in the Domestic Dividend Indexes, a company must list its shares on a U.S. stock exchange, be incorporated and headquartered in the United States and pay regular cash dividends on shares of its common stock. Companies need to have a market capitalization of at least $100 million by the “Screening Date” (after the close of trading on the last trading day in November) and shares of such companies need to have had a median daily dollar volume of at least $100,000 for three months preceding the Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs) and companies that are not incorporated and headquartered in the United States (“United States” is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.15

b.	WisdomTree Global ex-U.S. Dividend Index:

In the developed world, component companies must be under coverage by the market management team of the third party independent index calculation agent and must list their shares on one of the stock exchanges in Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, or on stock exchanges in Australia, Israel, Hong Kong, Singapore or Canada. Companies must be incorporated in Europe, Israel, Japan, Australia, Hong Kong, Singapore or Canada and have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies must have a market capitalization of at least $100 million on the “Global Screening Date” (after the close of trading on the last trading day in September) and shares of such companies must have had a median daily dollar volume of at least $100,000 for three months preceding the Global Screening Date. Shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the Global Screening Date. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe, Israel, Japan, Australia, Hong Kong, Singapore and Canada are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

___________________________

15 Mortgage REITs are not eligible for inclusion in the WisdomTree Domestic and International Dividend Indexes.

In the developing world, component companies must be under coverage by the market management team of the third party independent index calculation agent and must have their shares listed on a stock exchange in one of the following countries: Brazil, Chile, China, Czech Republic, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, or Saudia Arabia. Securities must be incorporated in one of these Emerging Market Countries and have positive earnings over the past year. In the case of China, companies that are incorporated or domiciled in China and traded on the Hong Kong Stock Exchange are eligible for inclusion. In India, only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. Companies must have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution in October. Securities need to have a market capitalization of at least $200 million on the “Global Screening Date” (after the close of trading on the last trading day in September) and securities need to have had a median daily dollar volume of at least $200,000 for each of the six months preceding the Global Screening Date. Shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the Global Screening Date. Local exchange shares are included in the index for all countries with the exception of Russia, which include only American Depository Receipts (ADRs) or Global Depositary Receipts (GDRs). Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs or GDRs are eligible in Russia but no other country. Security types that are excluded from the index are: Limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights.

Companies that fall within the bottom decile of a composite risk factor score, which is composed of on equally weighted score of the below two factors, are not eligible for inclusion.

1)	Quality Factor – determined by static observations and trends of return on equity (ROE), return on assets (ROA), gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

2)	Momentum Factor – determined by stocks’ risk adjusted total returns over historical periods (6 and 12 months)

Companies that fall within the top 5% ranked by dividend yield and also the bottom ½ of the composite risk factor score are not eligible for inclusion.

The score for each factor is used to calculate an overall factor score, i.e. composite risk score, that is used to eliminate potentially higher risk companies that would have otherwise been eligible for inclusion.

WisdomTree applies a Foreign Investment Screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors), as determined by the third party independent calculation agent, and a data point referred to as “Degree of Open Freedom” (DOF) or by WisdomTree based generally on the guiding principles set forth below. The first test of a stock’s investability is determining whether the market is open to foreign institutions. The third party independent calculation agent determines the extent to which and the mechanisms foreign institutions can use to buy and sell shares on local exchanges and repatriate capital, capital gains, and dividend income without undue constraint. Once determined that a market is open to foreign investors, the calculation agent then investigates each security that may be a candidate for inclusion. Each class of share is reviewed to determine whether there are any corporate bylaw, corporate charter, or industry limitations on foreign ownership of the stock. The DOF is the variable that ranges from zero to one and indicates the amount of the security foreigners may legally own (0.00 indicates that none of the stock is legally available, 1.00 indicates that 100% of the shares are available). Any company with a DOF of 0 will not be eligible for the WisdomTree Indexes.

WisdomTree Global High Dividend Index

The Global High Dividend Index comprises high dividend yielding stocks from the WisdomTree Global Dividend Index. In addition to being a member of this Index, companies must also have a market capitalization of at least $2 billion as of the Screening Date (defined below) to be eligible for inclusion. The resulting universe of companies after the market cap screen is applied is ranked by dividend yield and the top 30% of companies from each region, i.e. the U.S., developed and emerging markets, ranked by highest dividend yield, are selected as additions to the Index.

To be deleted from the index, companies must rank outside of the top 35% by dividend yield. The selection and weighting methodology for the WisdomTree Global Hedged High Dividend Index is identical to the selection and weighting methodology used for the WisdomTree Global High Dividend Index.

WisdomTree Global ex-U.S. Real Estate Index

The WisdomTree Global ex-U.S. Real Estate Index is derived from the WisdomTree Global ex-U.S. Dividend Index and measures the performance of dividend-paying companies from the developed and emerging markets outside of the United States that are classified by WisdomTree Investments as being part of the “Global Real Estate’ sector. The Index is comprised of companies with market capitalization greater than $1 billion and is weighted based on regular cash dividends paid. The Index includes the following types of companies: real estate operating companies, real estate development companies and diversified REITs. The Index also includes companies that may be classified as Passive Foreign Investment Companies (PFICs).

For purposes of both selection and weighting the following definitions apply: Gross Cash Dividends are generally based on dividends paid over latest annual cycle as determined by the ex-date of the dividends. In the case of Australia, gross dividends do not reflect the franking credit for Australian investors. The currency rate used to translate the dividends to U.S. dollars is the exchange rate on the screening date. Shares outstanding for the total dividend calculation are based on the shares outstanding at the time of each dividend payment. Liquidity and market cap screens are based on the shares outstanding of the security in question for each company.

2.2.	Base Date and Base Value

Index	Base Date	Base Value
WisdomTree Global Dividend Index	6/30/2008	300
WisdomTree Global High Dividend Index	11/30/2007	200
WisdomTree Global Hedged High Dividend Index	8/31/2015	200
WisdomTree Global SmallCap Dividend Index	7/28/2015	200
WisdomTree Global ex-U.S. Real Estate Index	6/3/2011	200

2.3.	Calculation and Dissemination

The following formula is used to calculate the index levels for the Indexes:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
D = Divisor

WisdomTree calculates Currency Hedged International indexes. The hedged indexes are designed to approximate the investable return available to U.S. based investors that seek to neutralize currency fluctuations as a source of the international index return. The total returns for the Indexes are calculated once a day on a daily basis to remove the impact of currency and uses a WM/Reuters 1-month forward rate to do so.

WisdomTree Currency-Hedged Indices will be calculated using forward amounts and foreign currency weights determined one business day prior to the month end—in accordance with the standard currency hedged calculations of WisdomTree’s independent index calculation agent. The precise calculation for the daily hedged currency index equals:

Where Forward Rate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar

Spot Rate = Spot Rate in foreign currency per U.S. dollar.

For each month m, there are d= 1, 2, 3, .. D calendar days so md is day d for month m and

m0 is one business day prior to the month end of month m-1.

D=Total # days In Month
md= d day of Month m

WT_Hedged0 – previous month-end

WT_Unhedged0 – previous month-end

The Global Dividend Indexes are calculated every weekday. If trading is suspended while one of the exchanges is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Indexes. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Indexes are calculated and disseminated on an intra-day basis. The total return Indexes are calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds.

The price Indexes are calculated on an end of day basis for the WisdomTree Global Dividend Index and the WisdomTree Global Hedged High Dividend Index.

2.4	Weighting

The Global Dividend Indexes are modified capitalization-weighted Indexes that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes.

The initial weight of a component in the Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the security’s annual dividend per share by the number of common shares outstanding for that security, “The Cash Dividend Factor.” For securities listed in the United States and Canada, their indicated dividend per share is multiplied by the number of common shares outstanding to determine “The Cash Dividend Factor.” For Emerging Markets securities, the “Cash Dividend Factor” includes multiplying the same two factors above by a third factor developed by Standard & Poor’s called the “Investability Weighting Factor” (IWF). The IWF is used to scale the dividends generated of each company by factors that impose restrictions on shares available to be purchased. The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component’s weight, at the Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The Global Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “Global Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

WisdomTree Indexes will apply a dividend stream adjustment for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%.

For the size segment dividend indexes (total, large, mid and small caps) and high dividend cuts of the market, companies that fall within the top two deciles of the composite risk factor will have their dividend stream multiplied by 1.5 while all other dividends will remain unadjusted. Companies will be weighted in the index based on this adjusted dividend stream.

Should any company achieve a weighting equal to or greater than 24.0% of the Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied to the WisdomTree Global Dividend Index:

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 15%.

The following capping rules are applied to the WisdomTree Global ex-

U.S. Real Estate Index:

•	Should any country achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date.

The following capping rules are applied to the WisdomTree Global High Dividend Index in this order:

•	Individual company weights start out with the Cash Dividend Factor described in weighting section 2.4 above.

•	The regional weights will be adjusted by a Regional Factor such that the regional weights are equal to the float-adjusted market capitalization weight of the universe of dividend and non-dividend payers of the regional allocations of the U.S., developed and emerging markets that meet the general liquidity and market cap criteria for the base index.

•	Should any sector achieve a weight equal to or greater than 25% of the Indexes, weight of companies will be proportionally reduced to 25% as of the annual Screening Date. Real Estate sector will be capped at 15%.

The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the GICS sector classifications.

The following liquidity adjustment factors will be applied to all the Indexes after country and sector caps have been applied:

•	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

•	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the sector and country weights above the specified caps.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the total return Index require index divisor adjustments to prevent the distribution from distorting the price Index.

2.7	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, each class of share will be included in the Indexes, provided that dividends are paid on that share of stock and that the stock passes all other inclusion requirements. For the Global High Dividend Index, in the event a component company issues multiple classes of shares of common stock, the share class of that company with the greater liquidity, based on the average daily trading volume as described in section 2.1, would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index. For the Small cap cuts, if a security has multiple listed share classes and the total market capitalization of the listed share classes is greater than largest market capitalization cutoff of that index, the security would not be eligible for that index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Indexes. Other corporate actions, such as special dividends, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first trading day following the “Emerging Market and Global Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates. No additions are made to the Indexes between annual reconstitutions.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.16 A component company that re-incorporates outside of the defined domiciles identified above is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the Index until the next annual reconstitution, provided it meets all other Index inclusion requirements. Spin-off shares of publicly traded companies that are included in the same Index as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index.

Companies that go public in an Initial Public Offering (IPO) and that pay a regular cash dividend and that meet all other inclusion requirements must wait until the next annual reconstitution to be included in the Index.

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

___________________________

16 Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the Global Screening Date and the reconstitution date are not included in the Indexes, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters

5.1.	Selection parameters for the Indexes are defined in section 2.1. Companies that pass the selection criteria as of the Global Screening Date are included in the Indexes. The component companies are assigned weights in the Indexes as defined in section 2.4. and annual reconstitution of the Indexes takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR GLOBAL EX–US QUALITY DIVIDEND GROWTH INDEX

1.	Overview and Description

WisdomTree Global ex-US Quality Dividend Growth Index (“WTGDXG”) was developed by WisdomTree Investments, Inc. (“WTI”) to measure the performance of dividend paying companies with growth characteristics in the emerging and developed markets outside the U.S.

Companies eligible for WTGDXG must have passed the selection requirements of the WisdomTree Global ex-US Dividend Index, which measures the stock performance of dividend-paying companies in emerging markets and developed countries outside the U.S.

The WTGDXG is reconstituted annually, at which time each component’s weight is adjusted to reflect its share of the Dividend Stream of that index. The Dividend Stream is generally defined as the cash dividends paid in the annual cycle prior to the index measurement date. The percentage weight assigned to each component in the Index at the annual reconstitution is calculated by dividing gross dividends paid in U.S. dollars for each component company by the sum of all such dividends paid by all the component companies in the Index over the same period. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the WTGDXG, a company must be covered by WisdomTree’s independent index calculation agent and must qualify for inclusion in the WisdomTree Global ex-US Dividend Index and have paid at least $5 million in gross cash dividends in the annual cycle prior to the ” Global Screening Date” (after the close of trading on the last trading day in September). Common stocks, REITS and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, except for companies incorporated in Russia. Passive foreign investment companies (PFICs), limited partnerships, limited liability companies, royalty trusts, tracking stocks, mortgage REITs and companies that are incorporated in the United States (“United States” is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico) as well as preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

On the Global Screening Date, companies within the WTGDXG with market capitalizations of at least $2 billion and an earnings yield greater than the dividend yield are eligible for inclusion. Eligible companies are ranked using a weighted combination of three factors: 50% weighted to the rank of medium-term estimated earnings growth, 25% weighted to the rank of the historical three-year average return on equity, and 25% weighted to the rank of the historical three-year average return on assets. Companies with negative equity and therefore undefined return on equity will be given a median score as long as they’ve shown dividend growth over the past 5 years.Companies that lack medium-term earnings growth estimates will be eligible for the Index but their composite rank for ultimate selection in the index will be the average ranks of their Return on Equity and Return on Assets. Companies that rank in the top 300 companies by this combined ranking will be selected for inclusion.

WisdomTree applies a Foreign Investment Screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors), as determined by the third party independent calculation agent, and a data point referred to as “Degree of Open Freedom” (DOF) or by WisdomTree based generally on the guiding principles set forth below. The first test of a stock’s investability is determining whether the market is open to foreign institutions. The third party independent calculation agent determines the extent to which and the mechanisms foreign institutions can use to buy and sell shares on local exchanges and repatriate capital, capital gains, and dividend income without undue constraint. Once determined that a market is open to foreign investors, the third party independent calculation agent then investigates each security that may be a candidate for inclusion. Each class of share is reviewed to determine whether there are any corporate bylaw, corporate charter, or industry limitations on foreign ownership of the stock. The DOF is the variable that ranges from zero to one and indicates the amount of the security foreigners may legally own (0.00 indicates that none of the stock is legally available, 1.00 indicates that 100% of the shares are available). Any company with a DOF of 0 will not be eligible for the WisdomTree Indexes.

For purposes of both selection and weighting the following definitions would apply:

Gross Cash Dividends are based on dividends paid over latest annual cycle as determined by the ex-date of the dividends. In the case of companies listed in the United States and Canada, their indicated dividend is used. In the case of Australia, gross dividends do not reflect the franking credit for Australian investors. The currency rate used to translate the dividends to

U.S. dollars is the exchange rate on the screening date. Shares outstanding for the total dividend calculation are based on the shares outstanding at the time of each dividend payment.

Liquidity and market cap screens are based on the shares outstanding of the security in question for each company.

2.2	Base Date and Base Value

The Index was established with a base value of 200 on June 30, 2008.

2.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Global ex-US Quality Dividend Growth Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.

Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1

D = Divisor

The WTGDXG is calculated every weekday. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars and disseminated on an end-of-day basis.

2.4	Weighting

The WTGDXG is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of the Index.

The initial weight of a component in the Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the security’s annual dividend per share by the number of common shares outstanding for that security, “The Cash Dividend Factor.” For securities listed in the United States and Canada, their indicated dividend per share is multiplied by the number of common shares outstanding to determine “The Cash Dividend Factor.” For Emerging Markets securities, the “Cash Dividend Factor” includes multiplying the same two factors above by a third factor developed by Standard & Poor’s called the “Investability Weighting Factor” (IWF). The IWF is used to scale the dividends generated of each company by factors that impose restrictions on shares available to be purchased. The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component’s weight, at the Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%.

The Global Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “Global Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates.

Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and the weight of all other components in the Index will be rebalanced proportionally. Moreover, should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced proportionately so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and all other components in the Index will be rebalanced in proportion to their index weightings before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

The following capping rules are applied in this order:

1)	The maximum weight of an individual security will be capped at 5% prior to the implementation of sector and country caps.

2)	The regional weights will be adjusted by a Regional Factor such that the regional weights are equal to the float-adjusted market capitalization weight of the universe of dividend and non-dividend payers of the regional allocations of the developed and emerging markets that meet the general liquidity and market cap criteria for the base index.

3)	Should any country achieve a weight equal to or greater than 20% of the index, the weight of companies will be proportionally reduced to 20% as of the annual Screening Date.

4)	Should any sector achieve a weight equal to or greater than 20% of the Index, weight of companies will be proportionally reduced to 20% as of the annual Screening Date. Real Estate sector will be capped at 15%.

5)	A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $200 million to be eligible for each index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

6)	In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in the sector and country weights above the specified caps.

The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.

Note: all sector cappings are conducted based on the GICS sector classifications.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends from non-operating income require index divisor adjustments to prevent the distribution from distorting the price index.

2.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, each class of share will be included in the Index, provided that dividends are paid on that share of stock and that the stock passes all other inclusion requirements. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company additions and deletions, stock splits, stock dividends, corporate restructurings, spins-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the component companies in the Index. Other corporate actions, such as special dividends, require index divisor adjustments as well. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate action. Whenever possible, changes to the Index’s components will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the WTGDXG are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first trading day following the “Emerging Market and Global Reconstitution Date.” Please refer to the Reconstitution Schedule on page 1 for specific dates. No additions are made to the WTGDXG between annual reconstitutions.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a company re-incorporates outside of a defined domicile, it is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.17 Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

___________________________

17 Companies being acquired will be deleted from the WisdomTree index immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the Index until the next annual reconstitution, provided it meets all other inclusion requirements. Spin-off shares of publicly traded companies that are included in the same index as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the Global ex-US Quality Dividend Growth Index.

4.	Index Divisor Adjustments

Corporate actions may affect the share capital of component stocks and therefore trigger increases or decreases in the Index value. To avoid distortion, the divisor is adjusted accordingly. Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the Global Screening Date and the Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters for the Global ex-US Quality Dividend Growth Index

5.1.	Selection parameters for the WisdomTree Global ex-US Quality Dividend Growth Index are defined in 2.1. Companies that pass this selection criteria as of the Global Screening Date are included in the WTGDXG . The component companies are assigned weights in the Index as defined in section 2.4. and the annual reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR GROWTH LEADERS INDEX

1.	Index Overview and Description

The WisdomTree Growth Leaders Index [referred to as “the Index”] was developed by WisdomTree Investments (WTI). WisdomTree Growth Leaders Index is comprised of mid- and large-cap companies that are generating substantial revenue from a modern platform business. A modern platform business can be defined as a multi-sided business model focused on creating value by facilitating interactions between two or more interdependent groups through technology. These platform businesses are positioned to benefit from the “network effect” which is the positive effect on a good or service as the number of customers or participants increases.

Included companies must facilitate the exchange of value between two or more groups, usually a demand side and a supply side and are often referred to as “consumers” and “producers,” respectively. Generally, platforms must allow consumers to easily sign up and provide a standardized process to onboard producers. Eligible platform types will include the following: services, product, payment, investment, social networking, gaming, communication, content and development.

The Index is reconstituted on an annual basis (following the close of trading on the second Friday in June18).

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

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18 Annual rebalance commencing June 2020.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the Index, component companies must be under coverage by the market management team of the third party independent index calculation agent. Eligible companies that are domiciled outside of China must list shares on a U.S. or European stock exchange, while China-domiciled companies must list shares on a China domestic or Hong Kong stock exchange. Constituents are required to generate significant revenue from business lines active in modern platforms or digital marketplaces based on several factors such as business model, customer or participant relationship and revenue source. Additionally, companies must have generated at least 7% compound annual revenue growth over the trailing three years (if a security was recently listed 2- or 1-year growth rates will be substituted). Companies need to have a float-adjusted market capitalization of at least $2 billion and a median daily dollar volume of at least $1,000,000 for each of the three months preceding the Screening Date (after the close of trading on the last trading day in May). If a security was recently listed and does not have 3-months of trading history, the data available since listing will be used to extrapolate a 3-month average daily traded value. Common stocks, REITs, tracking stocks, holding companies, ADRs, GDRs and EDRs are eligible for inclusion. Limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs) and mortgage REITs are excluded. Preferred stocks, closed-end funds, passive foreign investment companies, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The publicly traded security for WisdomTree Investments, Inc., ticker WETF, is not eligible for inclusion in any of WisdomTree’s equity indexes.

In order to be classified as a platform business, a company needs to have financial metrics and applicable language in its Annual Report, 10K or equivalent report. As an example, the following information and guidelines will be used in making the classification.

Customer relationship - business has direct relationship with a user group who consumes value (e.g., product, service, content, etc.).

Producer relationship - business has direct relationship with an external user group who supplies the value to be consumed by another user group. In some cases, this producer user can be the same person as the consumer group, but they engage in a separate set of activities related to creating value when acting as a producer.

Value Created by Producer - the value (e.g., product, service, content, etc.) being consumed by Consumer user group is being supplied by a third-party and is not directly controlled by the company, and that supply does not sit on company’s balance sheet.

Network Effect - there is a positive network externality between the consumer and producer user groups, meaning that the demand for the platform from one user group is dependent upon the number of users on the other side of the platform. The company will either explicitly mention it is subject to network effects or include a statement indicating that the more consumers that use the platform, the more value each producer will get from the platform, and vice versa.

Network Ownership -The company owns the network by which the consumers and producers directly connect. If the company services multiple customer groups but does not own the underlying network that connects them, it may not qualify (i.e., it is a service provider to that network, and not a platform business itself).

Platform Revenue - The company derives revenue from its platform business unit(s). There is direct platform revenue, which includes money captured as revenue by the platform as a percentage of the monetary value of each transaction it facilitates (e.g., a take rate). There is also indirect platform revenue, which includes revenue generated by providing products or services related to the facilitation of value exchanges on the platform (e.g., advertising, fulfillment services, additional software features that enable the user to transact on the platform).

Platform Revenue Percentage - The company must have a certain threshold of revenue that can be mapped or influenced from a platform business unit or relevant business units. The standard threshold is 50%, except for platform types that require high fixed costs due to hardware, upfront development, labor, or logistics costs, as in development platforms, services marketplaces, and product marketplaces. Targeted platform revenue thresholds by platform type:

o	Product Marketplace: 20%
o	Services Marketplace: 35%
o	Investment Platform: 50%
o	Payment Platform: 50%
o	Social Networking Platform: 50%
o	Social Gaming Platform: 50%
o	Communication Platform: 50%

o	Content Platform: 50%
o	Development Platform: 20%[19]

2.2	Base Date and Base Value

The WisdomTree Growth Leaders Index was established with a base value of 200 on April 30, 2019.

2.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Growth Leaders Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.

Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1

D = Divisor

The Index is calculated whenever the stock exchanges are open. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is calculated and disseminated on an intra-day basis. The total return Indexes are calculated and disseminated on an end-of-day basis.

2.4	Weighting

The WisdomTree Growth Leaders Index is a modified market- capitalization weighted index - securities are weighted by an average of their equal and market cap weights.

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19 Development platforms also consider total dollar amount of revenue as well and will include companies that generate $1 billion of revenue, regardless of percentage of total revenue.

•	The maximum weight of any individual security is capped at 9% on the annual rebalance, prior to the implementation of the country caps, and the weights of all other components will be adjusted proportionally.

•	Exposure to U.S. domiciled companies will be proportionally reduced or increased to 88%.

•	The top 12 non-U.S. domiciled companies ranked by sales-growth are added to the index. Should exposure to China-domiciled companies breach 5%, the total weight of these companies will be proportionally reduced to 5%. Should exposure to non-US-domiciled companies breach 12%, the total weight of companies will be proportionally reduced to 12%

The Weighting Date is when component weights are set and it occurs on Monday following the first Friday of the rebalance month. The changes will go into effect after the close of trading on the second Friday of the rebalance month.

Should the “collective weight” of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

Buffer Rules:

Market capitalization: an existing index constituent shall continue to remain in the index even if its market capitalization does not meet the previously defined minimum market capitalization criteria; but remains within 50% of this limit.

Liquidity: an existing index constituent shall continue to remain in the index even if its liquidity is below the previously defined average daily traded value limit; but remains within 50% of this limit.

Revenue: an existing index constituent shall continue to remain in the index even if its revenue does not meet the previously defined minimum criteria; but revenue from digital marketplaces remains over 40%.

The following liquidity adjustment factors will be applied:

A further volume screen requires that a calculated volume factor (the median daily dollar volume for three months preceding the Screening Date / weight of security in each index) shall be greater than $400 million to be eligible for each index. If a security’s volume factor falls below $400 million at the annual screening, but is currently in the Index, it will remain in the Index. The securities’ weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million.

In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the index) that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor

/ $400 million.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the total return index require index divisor adjustments to prevent the distribution from distorting the price index.

2.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the share class with the highest average daily volume will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Index are made at the reconstitution according to the inclusion criteria defined above. Changes are implemented following the close of trading on the second Friday in June. No additions are made to the Index between reconstitutions, except in the cases of certain spin-off companies defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.20 Component companies that reclassify their shares (i.e., that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company it is allowed to stay in the Index that its parent company is in until the next reconstitution. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next reconstitution to be included in the Index.

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20 Companies being acquired will be deleted from the Index immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, or re- incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters

Selection parameters for the WisdomTree Growth Leaders Index are defined in section 2.1. Companies that pass these selection criteria as of the Screening Date are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR CYBERSECURITY INDEX

1.	Index Overview and Description

The WisdomTree Team8 Cybersecurity Index [referred to as “the Index”] is designed to track the performance of companies primarily involved in providing cyber security-oriented products. The Index was developed by WisdomTree Investments, Inc. (“WTI”), in collaboration with third party specialists in the cyber security sector.

The Index is reconstituted on semi-annual basis following the close of trading on the third Friday in March and September.

The Index is taking environmental, social, and governance (ESG) considerations into account. Companies that do not meet the Global Standards Screening (GSS) or are involved in Controversial Weapons, Tobacco or Thermal Coal activities are excluded from the eligible investment universe.

Global Standards Screening (GSS): WTI will exclude companies that are non-compliant based on the ESG data providers’ GSS assessment. GSS identifies companies that violate or are at risk of violating commonly accepted international norms and standards, such as the United Nations Global Compact (UNGC) Principles, the UN Guiding Principles on Business and Human Rights (UNGPs), the Organization for Economic Co- operation and Development (OECD) Guidelines for Multinational Enterprises and their underlying conventions.

•	Controversial Weapons: WTI will exclude the companies that are involved in controversial weapons, such as the activities in anti-personnel mines, biological and chemical weapons, cluster weapons, depleted uranium, nuclear weapons and white phosphorus weapons.

•	Tobacco: WTI will exclude the companies that are involved, or own significant shares of companies involved in tobacco production and supplying of tobacco-related products/services, or companies derive over 10% revenue from tobacco distribution, as identified by the ESG data providers.

•	Thermal Coal: WTI will exclude the companies involved and derived over 25% revenue from thermal coal activities, such as coal mining and exploration and coal-based power generation.

ESG considerations will be assessed on a quarterly basis at the end of February, May, September, and November, unless the index’s reconstitution date is less than 2 months away.

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the Index, component companies must be under coverage by the market management team of the third-party independent index calculation agent, must list shares on eligible stock exchanges and derive at least 50% of their revenue from providing primarily cyber security oriented products.

In the developed world, component companies must list their shares on one of the stock exchanges in the U.S., Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, or on stock exchanges in Australia, Israel, Hong Kong, Singapore or Canada.

In the developing world, component companies must have their shares listed on a stock exchange in one of the following countries: Brazil, Chile, China, Czech Republic, Hungary, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, or Saudi Arabia. Securities must be incorporated in one of these Emerging Market Countries. In the case of China, companies that are incorporated or domiciled in China and trade on one of the stock exchanges in the developed world are eligible for inclusion. In addition, Chinese domestic listed companies that are part of the connect program21 and meet index requirements will be selected for inclusion.

Companies need to have market capitalization of at least $300 million and a median daily dollar volume greater than $1,000,000 for each of the three months preceding the Screening Date (after the close of trading on the last trading day in February and August).

Common stocks, REITs, tracking stocks, holding companies, ADRs, GDRs and EDRs are eligible for inclusion. Limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs) and mortgage REITs are excluded. Preferred stocks, closed-end funds, passive foreign investment companies, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The publicly traded security for WisdomTree Investments, Inc., ticker WETF, is not eligible for inclusion in any of WisdomTree’s equity indexes.

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21 Stock Connect is a unique collaboration between the Hong Kong, Shanghai and Shenzhen Stock Exchanges, which allows international and Mainland Chinese investors to trade securities in each other’s markets through the trading and clearing facilities of their home exchange. First launched in November 2014, the scheme now covers over 2,000 eligible equities in Shanghai, Shenzhen and Hong Kong.

Growth Score:

The index utilizes a “Growth Score” as defined by WTI. The “Revenue CAGR” for each company is calculated as the compound average annual revenue growth over the trailing three years. If a security was recently listed or if the data is missing, then 2- or 1-year growth rates will be used.

WTI assigns each company the following Growth Scores:

•	“Growing Fast” – companies with a Revenue CAGR of 20% or higher
•	“Growing” – companies that are not in the index with at least 7% Revenue CAGR, or companies that are currently in the index with a Revenue CAGR of 5% or higher.
•	“N/A” - any other company

Focus Score:

The Index also utilizes a “Focus Score” which is developed by WTI in collaboration with third party specialists in the cyber security sector, which captures the perceived degree of a company’s overall involvement across development themes in cyber security.

Based on the number of Development Themes along which a company scores a “High Exposure” (“Highs”), WTI defines a company’s Focus Score to be

•	“Broad Focus” if Highs is 3 or above
•	“Narrow Focus” if Highs is 1 or 2
•	“N/A” if Highs is zero

Screening Criteria for Growth and Focus Scores

Companies being rated as “Growing Fast” or “Growing” in Growth Score and not being rated as “N/A” by Focus Score will be selected for inclusion. This means:

•	Any new company entering the index must have at least 7% Revenue CAGR.
•	Companies that are currently in the index with a Revenue CAGR below 5% will be excluded during the rebalance.

Furthermore, if less than 25 companies pass both Growth and Focus screens, the remaining companies from “Broad Focus” and “Narrow Focus” will be ranked by Revenue CAGR. Companies with higher Revenue CAGR will be selected for inclusion.

2.2	Base Date and Base Value

The WisdomTree Team8 Cybersecurity Index was established with a base value of 200 on October 30, 2020.

2.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Cybersecurity Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.

Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1

D = Divisor

The Index is calculated whenever the stock exchanges are open. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both, price and total-return basis, in U.S. dollars, and disseminated on an end-of-day basis.

2.4	Weighting

Companies are assigned a Weight Factor based on their Focus and Growth Scores:

•	1.33 for companies with scores of “Broad Focus” and “Growing Fast”
•	0.75 for companies with “Narrow Focus” and “Growing”
•	1 for all other companies

Companies are weighted to reflect their proportionate share of the Weighting Factor, subject to the following “5/37.5 rule” and liquidity adjustment:

5%/37.5% rule – the collective weights of companies with over 5% weight is capped at 37.5% at the index rebalance.

Liquidity adjustment - In the event a company has a calculated volume factor (average daily volume traded over the preceding three months /

weight in the index) that is less than $250 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $250 million.

The Weighting Date is when component weights are set, and it occurs after the close of trading on the second Friday of the rebalance month. The changes will go into effect after the close of trading on the third Friday of the rebalance month.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the net total return index require index divisor adjustments to prevent the distribution from distorting the price index.

2.6	Tax Rates

The WisdomTree Team8 Cybersecurity total return index is calculated on a net basis. Net return indices reflect the return to an investor where dividends are reinvested after the deduction of a withholding tax. The tax rate applied is the rate to non-resident institutions that do not benefit from double taxation treaties and is determined by the independent calculation agent in accordance with their methodology.

2.7	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the share class with the highest average daily volume will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Index are made at reconstitution according to the inclusion criteria defined above. Changes are implemented following the close of trading on the third Friday in March and September. No additions are made to the Index between reconstitutions, except in the cases of certain spin-off companies defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.22 Component companies that reclassify their shares (i.e., that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed to stay in the Index that its parent company is in until the next reconstitution. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next reconstitution to be included in the Index.

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22 Companies being acquired will be deleted from the Index immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, or re- incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters

Selection parameters for the WisdomTree Team8 Cybersecurity Index are defined in section 2.1. Companies that pass these selection criteria as of the Screening Date are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and reconstitution of the Index takes effect as defined in section 3.1.

METHODOLOGY GUIDE FOR BIOREVOLUTION INDEX

1.	Index Overview and Description

The WisdomTree BioRevolution Index [referred to as “the Index”] is designed to track the performance of companies that will be significantly transformed by advancements in genetics and biotechnology. These advancements include, but are not limited to, the application of genetic technologies to prevent and treat disease; the applications of human genetic technologies to new classes of consumer products personalized for each individual; the transformation of agriculture, aquaculture, and food production, creating healthier and more sustainable models for feeding the growing global population; biological re-engineering used to produce an increasing percentage of the physical inputs needed for manufacturing; and/or DNA as a storage solution (collectively, “BioRevolution Activities”).

2.	Index Governance

The Index is overseen by the WisdomTree BioRevolution Index Committee (the “Committee”), a standing index committee of WisdomTree Investments, Inc. (“WisdomTree”), ticker WETF. The Committee will be composed of not less than 3 members. The Committee is responsible for making broad decisions with respect to the implementation, ongoing management, operation and administration of the Index. The primary function of the Committee is to make sure the Index rules are implemented correctly and comprehensively, provided that the published Index composition shall be as determined by the Committee.

The Committee meetings will generally be held on a quarterly basis or such frequency in relation to the reconstitution and/or rebalance frequency of the Index, and may be held more frequently as circumstances require.

The composition of the Committee may from time to time be changed to reflect changes in market conditions.

3.	Key Features

3.1.	Membership Criteria

To be eligible for inclusion in the Index, component companies must be under coverage by the market management team of the third-party independent index calculation agent and must list shares on eligible stock exchanges.

Component companies must be incorporated, domiciled and have their shares listed on a stock exchange in one of the following countries: United States, Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, Japan, Australia, Israel, Hong Kong, Singapore or Canada.

Companies listed in Japan must list their shares on the Tokyo Stock Exchange.

Companies need to have market capitalization of at least $300 million and a median daily dollar volume greater than $1,000,000 for each of the three months preceding the Screening Date (after the close of trading on the last trading day in March and September).

Common stocks, REITs, tracking stocks, holding companies, ADRs, GDRs and EDRs are eligible for inclusion. Limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs) and mortgage REITs are excluded. Preferred stocks, closed-end funds, passive foreign investment companies, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The publicly traded security for WisdomTree is not eligible for inclusion in any of WisdomTree’s equity indexes.

Eligible companies must be involved in BioRevolution Activities. The key sectors listed below are used as guidelines to determine if a company is primarily involved in BioRevolution Activities. A company’s engagement in these sectors is indicated via applicable language in its Annual Report, 10K or equivalent report, as well as via exposure to relevant industry classifications.

Human Health – the application of genetic technologies to prevent and treat disease, leading to significant enhancements to human health, wellbeing, and longevity; the applications of human genetic technologies to new classes of consumer products personalized for each individual.

Agriculture and Food – the transformation of agriculture, aquaculture, and food production, creating healthier and more sustainable models for feeding the growing global population.

Materials, Chemicals, and Energy – biological re-engineering used to produce an increasing percentage of the physical inputs needed for manufacturing.

Biological Machines and Interfaces – DNA as a storage solution.

Qualitative and quantitative characteristics of eligible companies are evaluated by the Committee. Companies that are representative of the aforementioned BioRevolution Activities and sectors are selected for inclusion in the Index by the Committee.

3.2	Base Date and Base Value

The Index was established with a base value of 200 on April 30, 2021.

3.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the BioRevolution Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.
Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
D = Divisor

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

The Index is calculated whenever the stock exchanges are open. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both, price and total-return basis, in U.S. dollars, and disseminated on an end-of-day basis.

3.4	Weighting

The Index is a modified equally weighted index. The Committee makes strategic decisions regarding the weight allocated to the selected BioRevolution sectors and stocks based on quantitative and qualitative criteria.

The Weighting Date is when component weights are set, and it occurs after the close of trading on the second Friday of the rebalance month. The Index is reconstituted on a semi-annual basis following the close of trading on the third Friday in April and October.

3.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the net total return index require index divisor adjustments to prevent the distribution from distorting the price index.

3.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the share class with the highest average daily volume will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

4.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

4.1.	Component Changes

Additions

Additions to the Index are made at reconstitution according to the inclusion criteria defined above. Changes are implemented following the close of trading on the third Friday in April and October. No additions are made to the Index between reconstitutions, except in the cases of certain spin-off companies defined below or as otherwise determined by the Committee consistent with the criteria herein.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.23 Component companies that reclassify their shares (i.e., that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification. The Committee may remove a company it has determined to be in extreme financial distress if the Committee deems the removal necessary to protect the integrity of the Index. If removed, its weight will be reallocated to the remaining constituents in the Index.

4.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed to stay in the Index that its parent company is in until the next reconstitution. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next reconstitution to be included in the Index or as otherwise determined by the Committee consistent with the criteria herein.

5.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, the Committee reserves the right to determine the appropriate implementation method.

___________________________

23 Companies being acquired will be deleted from the Index immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

Companies that are acquired, de-listed, file for bankruptcy, or re- incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

6.	Selection Parameters

Selection parameters for the Index are defined in section 3.1. Companies that pass these selection criteria as of the Screening Date are included in the Index unless otherwise determined by the Committee. The component companies are assigned weights in the Index as defined in section 3.4., and reconstitution of the Index takes effect as defined in section 4.1.

METHODOLOGY GUIDE FOR ARTIFICIAL INTELLIGENCE & INNOVATION INDEX

1.	Index Overview and Description

The WisdomTree Artificial Intelligence & Innovation Index (referred to as “the Index”) is designed to track the performance of companies primarily involved in the investment theme of Artificial Intelligence and Innovation.

The Index focuses on artificial intelligence technology in the following categories:

Software – companies that provide artificial intelligence software to enable artificial intelligence and machine learning capabilities to be applied in the client domain.

Semiconductors – companies that produce semiconductors or semiconductor equipment and technology.

Other Hardware – companies that produce or develop hardware and technology essential for artificial intelligence applications that are not classified as semiconductors (collectively, "Artificial Intelligence Activities").

Innovation is defined as companies that introduce a new, creative, or different (i.e., “innovative”) technologically enabled product or service in seeking to potentially change an industry landscape, as well as companies that service those Innovative technologies, particularly those related to artificial intelligence.

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

The Index is reconstituted on a semi-annual basis following the close of trading on the third Friday in May and November.

2.	Index Governance

The Index is overseen by the WisdomTree Artificial Intelligence Index Committee (the “Committee”), a standing index committee of WisdomTree Investments, Inc. (“WisdomTree”), ticker WETF. The Committee will be composed of not less than 3 members. The Committee is responsible for making broad decisions with respect to the implementation, ongoing management, operation, and administration of the Index. The primary function of the Committee is to make sure the Index rules are implemented correctly and comprehensively, provided that the published Index composition shall be as determined by the Committee. The Committee meetings will generally be held on a quarterly basis or such frequency in relation to the reconstitution and/or rebalance frequency of the Index and may be held more frequently as circumstances require. The composition of the Committee may from time to time be changed to reflect changes in market conditions.

3.	Key Features

3.1.	Membership Criteria

To be eligible for inclusion in the Index, component companies must be under coverage by the market management team of the third-party independent index calculation agent and must list shares on eligible stock exchanges.

Component companies must be incorporated, domiciled, and have their shares listed on a stock exchange in one of the following countries: Developed Market countries: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the UK, and the US. Emerging Market countries: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey, and United Arab Emirates.

In the case of China, component companies must be incorporated or domiciled in China and have their shares listed on the Hong Kong stock exchange or are trading primarily on a U.S. stock exchange are eligible for inclusion. In addition, Chinese domestic companies that are part of the connect program and meet index requirements are also eligible for inclusion.

Companies need to have market capitalization of at least $100 million and a median daily dollar volume greater than $1,000,000 for each of the three months preceding the Screening Date (after the close of trading on the last trading day in April and October). Common stocks, REITs, tracking stocks, holding companies, ADRs, GDRs and EDRs are eligible for inclusion. Limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs) and mortgage REITs are excluded. Preferred stocks, closed-end funds, passive foreign investment companies, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The publicly traded security for WisdomTree is not eligible for inclusion in any of WisdomTree’s equity indexes.

Eligible companies must be involved in Artificial Intelligence Activities or Innovation.

The key activities and hardware listed below are used as guidelines to determine if a company is primarily involved in Artificial Intelligence Activities. A company’s engagement in these activities and hardware is indicated via applicable language in its company description, Annual Report, 10K or equivalent report, earnings call transcripts, patent submissions, news and press releases, as well as via exposure to relevant industry classifications. These Artificial Intelligence Activities will be assigned to the following three categories (“the Categories”):

Software – Companies that provide artificial intelligence software to their clients to enable AI and machine learning capabilities to be applied in the client domain. These include but are not limited to software platforms and tools for natural language processing, speech recognition, robotics process automation, computer vision and image processing, conversational bots and virtual assistants, and data science and analytics.

Semiconductors – Companies that produce semiconductors or semiconductor equipment and technology critical to the AI hardware vertical. These include but are not limited to various types of integrated circuits such as GPUs and ASICs for efficient computation, memory devices for the necessary data storage and transfer, as well as equipment and technology for semiconductor manufacturing and design.

Other Hardware – Companies that produce or develop hardware and technology essential for artificial intelligence applications that are not classified as semiconductors. These include but are not limited to the devices and technology for robotics, industrial automation, and autonomous driving.

Qualitative and quantitative characteristics of eligible companies are evaluated by the Committee. Companies that are representative of the aforementioned Artificial Intelligence Activities and Innovation are selected for inclusion in the Index by the Committee.

3.2	Base Date and Base Value

The Index was established with a base value of 200 on November 9, 2021.

3.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Artificial Intelligence & Innovation Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.

Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1

D = Divisor

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

The Index is calculated whenever the stock exchanges are open. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both, price and total-return basis, in U.S. dollars, and disseminated on an end-of-day basis.

3.4	Weighting

The Index is a hierarchical, multi-category, modified equal-weighted index. The Committee makes strategic decisions regarding the weight allocated to each of the Artificial Intelligence Activities and Innovation themes based upon market forecasts, equal weighting the constituent stocks which are selected for inclusion based upon quantitative and qualitative criteria.

The Weighting Date is when component weights are set, and it occurs after the close of trading on the second Friday of the rebalance month.

The Index is reconstituted on a semi-annual basis following the close of trading on the third Friday in May and November.

3.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the net total return index require index divisor adjustments to prevent the distribution from distorting the price index.

3.6	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the share class with the highest average daily volume will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

4.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

4.1.	Component Changes

Additions

Additions to the Index are made at reconstitution according to the inclusion criteria defined above. Changes are implemented following the close of trading on the third Friday in May and November. No additions are made to the Index between reconstitutions, except in the cases of certain spin-off companies defined below or as otherwise determined by the Committee consistent with the criteria herein.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.

Component companies that reclassify their shares (i.e., that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification. The Committee may remove a company it has determined to be in extreme financial distress if the Committee deems the removal necessary to protect the integrity of the Index. If removed, its weight will be reallocated to the remaining constituents in its Category or Activity.

4.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed to stay in the Index that its parent company is in until the next reconstitution. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next reconstitution to be included in the Index or as otherwise determined by the Committee consistent with the criteria herein.

5.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, the Committee reserves the right to determine the appropriate implementation method. Companies that are acquired, de-listed, file for bankruptcy, or reincorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

6.	Selection Parameters

Selection parameters for the Index are defined in section 3.1. Companies that pass these selection criteria as of the Screening Date are included in the Index unless otherwise determined by the Committee. The component companies are assigned weights in the Index as defined in section 3.4, and reconstitution of the Index takes effect as defined in section 4.1.

METHODOLOGY GUIDE FOR BATTERY VALUE CHAIN AND INNOVATION INDEX

1.	Index Overview and Description

The WisdomTree Battery Value Chain and Innovation Index [referred to as “the Index”] is designed to track the performance of companies primarily involved in Battery and Energy Storage Solutions (“BESS”) and Innovation. The Index was developed by WisdomTree Investments, Inc. (“WTI”), in collaboration with third party specialists at BESS.

BESS can be defined as technology that captures electrical energy in chemical form. These technologies are positioned to benefit from the fact that both, chemical and electrical energy, have an electron as the carrier, which limits the conversion loss.

Innovation is defined as the introduction of new, creative, or different (i.e., “innovative”) technologically enabled products or services with the potential to change the industry landscape.

The Index is reconstituted on semi-annual basis (following the close of trading on the third Friday in May and November).

The Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Index is calculated using primary market prices and calculated in U.S. dollars.

2.	Key Features

2.1.	Membership Criteria

To be eligible for inclusion in the Index, component companies must be under coverage by the market management team of the third-party independent index calculation agent, must list shares on eligible stock exchanges and be classified as a BESS or Innovation company, and derive 50% of revenue from one or more of the Battery Value Chain Activities (as defined below) or Innovation. In the developed world, component companies must list their shares on one of the stock exchanges in the U.S., Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, or on stock exchanges in Australia, Israel, New Zealand, Hong Kong, Singapore or Canada. In the developing world, component companies must have their shares listed on a stock exchange in one of the following countries: Brazil, Chile, China, Czech Republic, Hungary, Indonesia, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey, or Saudia Arabia. Securities must be incorporated in one of these Emerging Market Countries. In the case of China, companies that are incorporated or domiciled in China and trade on one of the stock exchanges in the developed world are eligible for inclusion. In addition, Chinese domestic listed companies that are part of the connect program24 and meet Index requirements will be selected for inclusion.

___________________________

24 Stock Connect is a unique collaboration between the Hong Kong, Shanghai and Shenzhen Stock Exchanges, which allows international and Mainland Chinese investors to trade securities in each other’s markets through the trading and clearing facilities of their home exchange. First launched in November 2014, the scheme now covers over 2,000 eligible equities in Shanghai, Shenzhen and Hong Kong.

Companies need to have market capitalization of at least $250 million and a median daily dollar volume of at least $1,000,000 for each of the three months preceding the Screening Date (after the close of trading on the last trading day in April and October).

If a security was recently listed and does not have 3-months of trading history, the data available since listing will be used to extrapolate a 3- month average daily traded value. Common stocks, REITs, tracking stocks, holding companies, ADRs, GDRs and EDRs are eligible for inclusion. Limited partnerships, limited liability companies, royalty trusts, Business Development Companies (BDCs) and mortgage REITs are excluded. Preferred stocks, closed-end funds, passive foreign investment companies, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. The publicly traded security for WisdomTree Investments, Inc., ticker WETF, is not eligible for inclusion in any of WisdomTree’s equity indexes.

The Index classifies the BESS value chain into 4 categories (i.e., Raw Materials, Manufacturing, Enablers and/or Emerging Technology) (collectively, “Battery Value Chain Activities”), partitioned into 12 sectors, which are further divided into 37 sub-sectors25.

Raw Materials - companies that focus on raw battery materials mining, such as Lithium, Nickel or extract chemicals for instance Lithium Carbonate, Cobalt Chemicals specifically used for BESS.

Manufacturing - companies that process battery materials, cell, pack and build components such as Anode, Cathode for BESS.

Enablers - companies that develop the battery building block components for BESS such as grid edge or charging infrastructure.

Emerging Technologies - companies that use new battery storage technologies such as Lithium Air, Hydrogen Fuel Cell or develop new applications for instance wireless charging.

___________________________

25 As of January 2022.

The Index utilizes an intensity rating, developed by WisdomTree in collaboration with third-party specialists at BESS (“Intensity Rating”), which captures the perceived degree of a company’s overall involvement across the BESS value chain.

This BESS Intensity Rating is calculated as sub-sector score multiplied by the company revenue exposure score:

o	Sub-sector score: the scores are calculated based on 3 factors with the following weights, Size –10%; Exposure – 50%; Growth – 40%:
➢	Size score: quantitative measure based on the relative value of the market
➢	Exposure score: quantitative measure based on percentage of demand in BESS as an end-use
➢	Growth score: qualitative and quantitative measure based on the percentage relative to sub-sector growth
o	Company revenue exposure score: based on the company’s percentage of revenue from each sub-sector

Each company from the universe is also assigned a Composite Risk Score, which is calculated as the average of the below two factor scores:

o	Quality Factor – determined by return on equity, return on assets, gross profits over assets and cash flows over assets
o	Momentum Factor – determined by the stocks’ risk adjusted total returns over historical periods (i.e., 6 and 12 months)

Companies are ranked based on the Intensity Rating and Composite Risk Score, respectively. Stocks that do not fall within the bottom 20% of the Intensity Rating are selected for inclusion, subject to a minimum of 75 stocks. Furthermore, stocks ranked within the top 33.3% of each category will also be included, if those stocks have not been selected in the previous step. Companies that fall within the bottom 20% of the eligible universe based on the Composite Risk Score, will be removed from the selection.

Security additions and deletions are reviewed and rebalanced on semi- annual basis in May and November.

2.2	Base Date and Base Value

The WisdomTree Battery Value Chain and Innovation Index was established with a base value of 200 on November 19, 2021.

2.3	Calculation and Dissemination

The following formula is used to calculate the index levels for the Battery Value Chain and Innovation Index:

Si{SiPiEi}

D

Si = Number of shares in the index for security i.

Pi = Price of security i

Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1

D = Divisor

The Index is calculated whenever the stock exchanges are open. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both, price and total-return basis, in U.S. dollars, and disseminated on an end-of-day basis.

2.4	Weighting

The target weight of each category is calculated as the average of the following weights:

o	Each of the 4 categories (i.e., Raw Materials, Manufacturing, Enablers and Emerging Technology) is equal-weighted at 25%.
o	Each category then receives a second weight from the average score of their underlying sub-sectors.

The component companies that rank within the top/middle/bottom 1/3 Composite Risk Scores will have their Intensity Rating multiplied by 1.0x, 0.75x, and 0.5x, respectively (the "Adjusted Intensity Rating").

Each company will then be weighted within the category based on the Adjusted Intensity Rating multiplied by the sub-sector density function: (log(N)+1)/N, where N is the number of selected stocks from its sub- sector.

The Weighting Date is when component weights are set, and it occurs after the close of trading on the second Friday of the rebalance month. The changes will go into effect after the close of trading on the third Friday of the rebalance month.

At each rebalance, the maximum weight of any security in the Index is capped at 3.5% and the minimum weight at 0.15%. Country exposure is capped at 25% except for U.S., which is capped at 50%.

Additionally, the Index is expected to allocate at least 50% of its weight to companies that meet the definition of Battery Value Chain Activities.

The following liquidity adjustment factor will be applied:

In the event a security has a calculated volume factor (average daily volume traded over the preceding three months / weight in the Index) that is less than $250 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor

/ $250 million.

2.5	Dividend Treatment

Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the net total return index require index divisor adjustments to prevent the distribution from distorting the price index.

2.8	Tax Rates

The WisdomTree Battery Value Chain and Innovation Total Return index is calculated on a net basis. Net return indices reflect the return to an investor where dividends are reinvested after the deduction of a withholding tax. The tax rate applied is the rate to non-resident institutions that do not benefit from double taxation treaties and is determined by the independent index calculation agent in accordance with their methodology.

2.9	Multiple Share Classes

In the event a component company issues multiple classes of shares of common stock, the share class with the highest average daily volume will be included. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

3.	Index Maintenance

Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Index. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

3.1.	Component Changes

Additions

Additions to the Index are made at reconstitution according to the inclusion criteria defined above. Changes are implemented following the close of trading on the third Friday in May and November. No additions are made to the Index between reconstitutions, except in the cases of certain spin-off companies defined below.

Deletions

Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company’s shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.26 Component companies that reclassify their shares (i.e., that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

3.2.	Spin-Offs and IPOs

Should a company be spun-off from an existing component company, it is allowed to stay in the Index that its parent company is in until the next reconstitution. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that meet all other Index inclusion requirements must wait until the next reconstitution to be included in the Index.

___________________________

26 Companies being acquired will be deleted from the Index immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information

4.	Index Divisor Adjustments

Changes in the Index’s market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index’s continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.

Companies that are acquired, de-listed, file for bankruptcy, or re- incorporate outside of a defined domicile in the intervening weeks between the Screening Date and the Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

5.	Selection Parameters

Selection parameters for the WisdomTree Battery Value Chain and Innovation Index are defined in section 2.1. Companies that pass these selection criteria as of the Screening Date are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and reconstitution of the Index takes effect as defined in section 3.1.

You cannot invest directly in an index. A fund or portfolio may differ significantly from the securities included in the index. WisdomTree, its affiliates and their independent providers are not liable for any informational errors, incompleteness or delays or for any actions taken in reliance on information contained herein. Additional Index information is available at www.wisdomtree.com.